UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

TIER 1 OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

FIFTY 1 LABS, INC.

(Exact name of company as specified in its charter)

Nevada	2836	81-1754474
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

1505 West 2nd Avenue, Suite 506

Vancouver, British Columbia V6J 1H2 Canada

(877) 505-5006

(Address, including zip code, and telephone number, including area code,

of company’s principal executive offices)

Joel Gagnier, Ph.D., MSc, N.D.

Chief Executive Officer

1505 West 2nd Avenue, Suite 506

Vancouver, British Columbia V6J 1H2 Canada

(877) 505-5006

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Randolf W. Katz, Esq. Clark Hill LLP 555 S. Flower Street, 24th Floor Los Angeles, California 90071 (213) 417-5310	Yevgeniya (Jeny) Zarmon, Esq. Clark Hill LLP 210 Carnegie Center, Suite 102 Princeton, New Jersey 08540 (609) 785-2918

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6.

PART I – END

PRELIMINARY OFFERING CIRCULAR DATED AUGUST 7, 2026

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of shares of our Common Stock in any state in which such offer, solicitation, or sale would be unlawful before qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR	SUBJECT TO COMPLETION	DATED AUGUST 7, 2026

FIFTY 1 LABS, INC.

UP TO 1,000,000,000 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

In this offering (our “Offering”), we, Fifty 1 Labs, Inc., a Nevada corporation, are offering up to 1,000,000,000 shares of our common stock, $0.001 par value per share (our “Common Stock”). Our Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. There is no minimum number of shares of our Common Stock required to be purchased by any investor.

All of the shares of our Common Stock being qualified for sale by the Company will be sold at a fixed price at $0.005 per share of our Common Stock, established at qualification for the duration of our Offering pursuant to Rule 253(b). Assuming all of the 1,000,000,000 shares of our Common Stock being offered by us are sold, we will receive $5,000,000 in gross proceeds. Assuming 750,000,000 shares of our Common Stock being offered by us are sold (75% of our Offering), we will receive $3,750,000 in gross proceeds. Assuming 500,000,000 shares of our Common Stock being offered by us are sold (50% of our Offering), we will receive $2,500,000 in gross proceeds. Assuming 250,000,000 shares of our Common Stock being offered by us are sold (25% of our Offering), we will receive $1,250,000 in gross proceeds. There is no minimum amount we are required to raise from the shares of our Common Stock we are offering hereby. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into our bank account. There is no guarantee that we will sell any of the shares of our Common Stock that we are offering hereby. Additionally, there is no guarantee that we will successfully raise enough funds in our Offering to carry out any or all of our business plan.

Our Offering will terminate upon the earlier of (i) such time as all of the shares of our Common Stock have been sold pursuant to this Offering Circular or (ii) 365 days from the date of this Offering Circular, unless extended by our Board of Directors for an additional 90 days. We may also, at the discretion of our Board of Directors, at any time and for any reason or no reason, terminate our Offering.

SHARES OFFERED BY THE COMPANY	PRICE TO INVESTORS(1)	SELLING AGENT COMMISSIONS		PROCEEDS TO THE COMPANY(1)
Per Share Minimum Purchase	$0.005	$	Not Applicable	$0.005
Total (1,000,000,000 shares)	$5,000,000		Not Applicable	$5,000,000

(1) Does not include expenses of our Offering, estimated to be $150,000, including legal, accounting, and other costs of qualification. See “Use of Proceeds” and “Plan of Distribution.”

If not all the shares of our Common Stock are sold in our Offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of our Offering, which the Company estimates at $150,000. The proceeds from the sale of the shares of our Common Stock will be placed directly into the Company’s account; any investor who purchases shares of our Common Stock will have no assurance that any money, other than the investor’s own, will be subscribed to this Offering Circular. All proceeds from the sale of the shares of our Common Stock are non-refundable, except as may be required by applicable laws. All expenses incurred in our Offering are being paid for by the Company.

Shares of our Common Stock are quoted on the OTC Markets Group Inc. (“OTCM”) OTCID™ Basic Market (“OTCID”) under the symbol “FITY.” There is currently a limited trading market for the shares of our Common Stock. There is no assurance that a more robust trading market will develop, or, if developed, that it will be sustained. Therefore, a stockholder may be unable to resell the stockholder’s shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 14.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this Offering Circular and the information to which we have referred you. We have not authorized any person to provide you with any information about our Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Offering Circular. If anyone provides you with different information, you should not rely on it.

The date of this Offering Circular is __________, 2026

The following table of contents has been designed to help you find important information contained in this Offering Circular.

We encourage you to read the entire Offering Circular.

PART – II OFFERING CIRCULAR

PART - III

EXHIBITS TO OFFERING STATEMENT	III-1
SIGNATURES	III-2

1

You should rely only on the information contained in this Offering Circular filed by us with the U.S. Securities and Exchange Commission (the “Commission”). We have not authorized anyone to provide you with any information or to make any representation not contained in this Offering Circular. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. This Offering Circular is not an offer to sell or an offer to buy securities in any jurisdiction where offers and sales are not permitted. The information in this Offering Circular is accurate only as of its date, regardless of the time of delivery of this Offering Circular or any sale of securities. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this Offering Circular.

We have not done anything that would permit an offering of the securities or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this Offering Circular must inform themselves about, and observe any restrictions relating to, our Offering of the shares of our Common Stock and the distribution of this Offering Circular outside of the United States.

We urge you to read this Offering Circular carefully, as supplemented and amended, before deciding whether to invest in any of the Common Stock being offered.

Unless the context indicates otherwise, as used in this Offering Circular, the terms “Fifty 1,” the “Company,” “we,” “us,” “our,” or similar terms refer to Fifty 1 Labs, Inc. and our wholly-owned subsidiaries.

This Offering Circular includes industry and market data that we obtained from our own internal estimates, industry publications and research, surveys, and studies conducted by third parties. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data. Accordingly, you are cautioned not to give undue weight to such information.

Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this Offering Circular are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Offering Circular may be referred to without the ® and ™ symbols; but, such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

2

PART II

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this Offering Circular. Unless otherwise stated, all references to “we,” “us,” “our,” or the “Company,” and similar designations refer to Fifty 1 Labs, Inc.

This Offering Circular, and any supplement to this Offering Circular, includes “forward-looking statements”. To the extent that the information presented in this Offering Circular discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans”, and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Offering Circular.

This summary only highlights selected information contained in greater detail elsewhere in this Offering Circular. This summary may not contain all of the information that you should consider before investing in our Common Stock. You should carefully read the entire Offering Circular, including “Risk Factors” beginning on Page 14, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in our Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares of our Common Stock will commence within two calendar days of the qualification date and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

Overview

We are a biotechnology company focused on the development and advancement of peptide products (e.g., BPC-157, TB-500, MOTSc, Sermorelin) and sciences (e.g., delivery, structure). We will leverage accepted biopharmaceutical and AI-enhanced research and design applications. Our mission is to advance the field of peptide sciences by identifying and validating new therapeutic candidates, initiating all phases of clinical research, and marketing and selling these peptides and related products. We operate within the life sciences space. In addition to our research and product-development activities, we intend to develop a U.S.-focused telehealth peptide services platform through which patients may receive virtual and in-person consultations, clinical intake, appropriate medical evaluation, and, where clinically indicated and legally permitted, prescriptions for individualized peptide-based therapies that are dispensed by qualified compounding pharmacies.

We continue to invest in research and development, partnerships, and intellectual property to expand the scope of our peptide-based science. Our leadership team combines experience in peptide sciences, pharmaceutical sciences, clinical epidemiology, clinical research, dietary supplements, AI, and machine learning, positioning us to seek to capitalize on the growing demand for greater scientific validation and innovation in the peptide sector. We also intend to invest in compliant telehealth infrastructure, clinician networks, pharmacy relationships, patient onboarding workflows, laboratory and monitoring pathways, and recurring subscription-based care models that complement our peptide science and commercialization strategy.

We intend to operate a staged peptide research and development program, focused on musculoskeletal biology, including in silico candidate generation, literature and pathway mapping, in vitro and ex vivo screening, formulation, and stability assessment, bioanalytical-method planning, dose and route-of-administration rationale, Chemistry, Manufacturing, and Controls (“CMC”) planning, Investigational New Drug (“IND”)-enabling safety work, where required, and protocol development for Phase I through Phase III clinical trials. These activities are expected to be conducted through internal scientific leadership, external advisors, academic collaborators, Clinical Research Organizations (“CROs”), Contract Development and Manufacturing Organizations (“CDMOs”), qualified analytical laboratories, and clinical research sites under written agreements addressing intellectual-property ownership, confidentiality, publication review, data rights, quality oversight, and regulatory responsibilities. research and development candidates will be treated as investigational unless and until applicable regulatory authorization or approval is obtained.

3

Historical Overview

We were incorporated on August 19, 1998, under the name WH Holdings, Inc., in the State of Nevada. Over the years, we have undergone several name changes reflecting the evolution of our business. In June 2004, we changed our name to Automotive Capital Group, Inc., and, shortly thereafter, in August 2004, to NowAuto, Inc. In July 2015, we changed our name to NowAuto Group, Inc., and in June 2016, to Consumer Automotive Finance, Inc. In March 2025, we adopted our current name, Fifty 1 Labs, Inc., to align with our transition from automotive and consumer finance operations to a focus on biotechnology, health sciences, and AI-driven research and development.

In March 2025, we completed a formal name and symbol change from Consumer Automotive Finance, Inc. (symbol “CAFI”) to Fifty 1 Labs, Inc. (symbol “FITY”) in connection with our broader repositioning and efforts to reestablish compliance with Rule 15c2-11. Since then, we have pivoted toward dietary supplement and peptide applications in the life sciences and healthcare space.

Looking forward, we intend to build on this foundation by developing and commercializing peptide-based products, peptide discoveries, pursuing strategic acquisitions, and cultivating partnerships in biotech, pharma, and wellness sectors and there can be no assurance that we will have success in such development and commercialization. We also intend to pursue a direct-to-patient telehealth peptide business model in the United States, subject to applicable federal and state healthcare, telemedicine, pharmacy, compounding, advertising, and professional-practice requirements and there can be no assurance that we will have success with that business model. See “Risk Factors” on page 14.

Operating Subsidiaries

We currently operate through subsidiaries and strategic initiatives focused on biotechnology and life sciences. Our subsidiaries provide complementary platforms and intellectual property designed to accelerate clinical research, peptide sciences, drug discovery, and AI-powered research capabilities. These initiatives may include both research and development businesses and patient-facing clinical-service models, including a planned telehealth peptide services line supported by licensed clinicians and external pharmacy partners.

Fifty1 Functional Medicine, Inc.

We operate Fifty 1 Functional Medicine, Inc., which is focused on peptides, cell signaling, applications to musculoskeletal conditions and related sports, fitness, and wellness applications. We also identify unique peptides, formulations, and delivery methods and intend to conduct Phase 1 through Phase III clinical research in these areas. Our objective is to provide evidence-based and innovative peptide-based products for a variety of musculoskeletal (“MSK”) applications. This subsidiary serves as a traditional biotech, helping us to expand into broader contemporary markets.

The peptide research and development activities of Fifty 1 Functional Medicine, Inc. are intended to include target and pathway prioritization for muscle, tendon, ligament, bone, cartilage, post-operative recovery, and sports-injury applications; candidate selection and analogue optimization; formulation and delivery feasibility work; preclinical pharmacology, pharmacokinetic, pharmacodynamic, safety, and toxicology planning; development of clinical protocols and statistical analysis plans; and generation of evidence packages to support partnering, licensing, future regulatory submissions, and, where appropriate, clinical-stage development.

51 Labs LLC

51 Labs is a sports supplement and nutrition company founded by Brandon Spikes, a two-time football collegiate national champion with the University of Florida Gators and a former NFL linebacker. Mr. Spikes’ passion for performance, discipline, and personal improvement led to the creation of 51 Labs, which develops and markets high-quality sports nutrition products designed for both everyday fitness enthusiasts and professional athletes. We believe this brand’s association with professional sports and collegiate athletics provides a strong foundation for future growth in the performance nutrition market.

Planned U.S. Telehealth Peptide Services Platform

We intend to add a U.S.-focused telehealth peptide services component to our business. The planned model would allow patients to complete digital intake, schedule virtual consultations, and receive clinical evaluations from appropriately licensed healthcare professionals, who may include physicians, nurse practitioners, naturopathic doctors, where authorized by state law, and other qualified clinicians, but there can be no assurance that we will have success with this planned model. Where a clinician determines that a peptide therapy is medically appropriate and legally available, we expect that prescriptions would be transmitted to one or more independent compounding pharmacies with broad state licensure or distribution capabilities. The Company does not intend to represent that any peptide is approved for a use for which it is not approved and intends to structure prescribing, dispensing, advertising, and patient communications in accordance with applicable federal and state requirements.

Corporate Information

Our principal executive office is located at 1505 West 2nd Avenue, Suite 506, Vancouver, British Columbia V6J 1H2 Canada, and our telephone number is (877) 505-5006. You may obtain further information about us on our websites at fifty1labs.com and at get51fit.com. Information on or accessed through any of these websites is not incorporated into this Offering Circular and is not a part of this Offering Circular.

4

THE OFFERING

Issuer	Fifty 1 Labs, Inc.

Securities being offered by the Company	1,000,000,000 shares of Common Stock, at a fixed price of $5,000,000 offered by us on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold.

Trading Symbol of the Company on the OTCID	FITY

Offering Price per share of our Common Stock	We will sell the shares of our Common Stock at a fixed price per share of $0.005 for the duration of our Offering.

Number of shares of our Common Stock outstanding before our Offering	1,185,318,600 shares of our Common Stock are currently issued and outstanding.

Number of shares of our Common Stock outstanding after our Offering	2,185,318,600 shares of our Common Stock will be issued and outstanding if we sell all of the shares of our Common Stock that we are offering herein.

Minimum number of shares of our Common Stock to be sold in our Offering	There is no minimum number of shares of our Common Stock offered.

Use of proceeds	We intend to use the gross proceeds from our Offering for capital budget, product marketing program, research and development, and validation of new product claims, new peptide discovery and delivery technologies, capital infusion for business growth, potential acquisition(s), increase in stockholders’ equity for up-listing to OTCQB® Venture Market purposes, and general operating capital.

Termination of our Offering	Our Offering will terminate upon the earlier of (i) such time as all of the shares of our Common Stock have been sold pursuant to this Offering Circular or (ii) 365 days from the date of this Offering Circular, unless extended by our Board of Directors (our “Board”) in its discretion for an additional 90 days. We may also, at our Board’s discretion, at any time and for any reason or no reason, terminate our Offering.

Subscription	All subscriptions, once accepted by us, are irrevocable.

Offering Costs	We estimate our total offering costs to be approximately $150,000.

Risk Factors	See “Risk Factors” and the other information in this Offering Circular for a discussion of the factors you should consider before deciding whether to invest in shares of our Common Stock.

You should rely only upon the information contained in this Offering Circular. We have not authorized anyone to provide you with information different from the information that is contained in this Offering Circular. We are offering to sell shares of our Common Stock and are seeking offers to purchase shares of our Common Stock only in jurisdictions where such offers and sales are permitted.

5

DESCRIPTION OF BUSINESS

Overview

We are a biotechnology company focused on the development and advancement of peptide products (e.g., BPC-157, TB-500, MOTSc, Sermorelin) and sciences (e.g., delivery, structure). We will leverage accepted biopharmaceutical and AI-enhanced research and design applications. Our mission is to advance the field of peptide sciences by identifying and validating new therapeutic candidates, initiating all phases of clinical research, and marketing and selling these peptides and related products. We operate within the life sciences space. In addition to our research and product-development activities, we intend to develop a U.S.-focused telehealth peptide services platform through which patients may receive virtual and in-person consultations, clinical intake, appropriate medical evaluation, and, where clinically indicated and legally permitted, prescriptions for individualized peptide-based therapies that are dispensed by qualified compounding pharmacies.

We continue to invest in research and development, partnerships, and intellectual property to expand the scope of our peptide-based science. Our leadership team combines experience in peptide sciences, pharmaceutical sciences, clinical epidemiology, clinical research, dietary supplements, AI, and machine learning, positioning us to seek to capitalize on the growing demand for greater scientific validation and innovation in the peptide sector. We also intend to invest in compliant telehealth infrastructure, clinician networks, pharmacy relationships, patient onboarding workflows, laboratory and monitoring pathways, and recurring subscription-based care models that complement our peptide science and commercialization strategy.

We intend to operate a staged peptide research and development program, focused on musculoskeletal biology, including in silico candidate generation, literature and pathway mapping, in vitro and ex vivo screening, formulation and stability assessment, bioanalytical-method planning, dose and route-of-administration rationale, CMC planning, IND-enabling safety work, where required, and protocol development for Phase I through Phase III clinical trials. These activities are expected to be conducted through internal scientific leadership, external advisors, academic collaborators, CROs, CDMOs, qualified analytical laboratories, and clinical research sites under written agreements addressing intellectual-property ownership, confidentiality, publication review, data rights, quality oversight, and regulatory responsibilities. research and development candidates will be treated as investigational unless and until applicable regulatory authorization or approval is obtained.

Historical Overview

We were incorporated on August 19, 1998, under the name WH Holdings, Inc., in the State of Nevada. Over the years, we have undergone several name changes reflecting the evolution of our business. In June 2004, we changed our name to Automotive Capital Group, Inc., and, shortly thereafter, in August 2004, to NowAuto, Inc. In July 2015, we changed our name to NowAuto Group, Inc., and in June 2016, to Consumer Automotive Finance, Inc. In March 2025, we adopted our current name, Fifty 1 Labs, Inc., to align with our transition from automotive and consumer finance operations to a focus on biotechnology, health sciences, and AI-driven research and development.

In March 2025, we completed a formal name and symbol change from Consumer Automotive Finance, Inc. (symbol “CAFI”) to Fifty 1 Labs, Inc. (symbol “FITY”) in connection with our broader repositioning and efforts to reestablish compliance with Rule 15c2-11. Since then, we have pivoted toward dietary supplement and peptide applications in the life sciences and healthcare space.

Looking forward, we intend to build on this foundation by developing and commercializing peptide-based products, peptide discoveries, pursuing strategic acquisitions, and cultivating partnerships in biotech, pharma, and wellness sectors and there can be no assurance that we will have success in such development and commercialization. We also intend to pursue a direct-to-patient telehealth peptide business model in the United States, subject to applicable federal and state healthcare, telemedicine, pharmacy, compounding, advertising, and professional-practice requirements and there can be no assurance that we will have success with that business model. See “Risk Factors” on page 14.

Operating Subsidiaries

We currently operate through subsidiaries and strategic initiatives focused on biotechnology and life sciences. Our subsidiaries provide complementary platforms and intellectual property designed to accelerate clinical research, peptide sciences, drug discovery, and AI-powered research capabilities. These initiatives may include both research and development businesses and patient-facing clinical-service models, including a planned telehealth peptide services line supported by licensed clinicians and external pharmacy partners.

Fifty1 Functional Medicine, Inc.

We operate Fifty 1 Functional Medicine, Inc., which is focused on peptides, cell signaling, applications to musculoskeletal conditions and related sports, fitness, and wellness applications. We also identify unique peptides, formulations, and delivery methods and intend to conduct Phase 1 through Phase III clinical research in these areas. Our objective is to provide evidence-based and innovative peptide-based products for a variety of MSK applications. This subsidiary serves as a traditional biotech, helping us to expand into broader contemporary markets.

The peptide research and development activities of Fifty 1 Functional Medicine, Inc. are intended to include target and pathway prioritization for muscle, tendon, ligament, bone, cartilage, post-operative recovery, and sports-injury applications; candidate selection and analogue optimization; formulation and delivery feasibility work; preclinical pharmacology, pharmacokinetic, pharmacodynamic, safety, and toxicology planning; development of clinical protocols and statistical analysis plans; and generation of evidence packages to support partnering, licensing, future regulatory submissions, and, where appropriate, clinical-stage development.

6

51 Labs LLC

51 Labs LLC is a sports supplement and nutrition company founded by Brandon Spikes, a two-time football collegiate national champion with the University of Florida Gators and a former NFL linebacker. Mr. Spikes’ passion for performance, discipline, and personal improvement led to the creation of 51 Labs, which develops and markets high-quality sports nutrition products designed for both everyday fitness enthusiasts and professional athletes. We believe this brand’s association with professional sports and collegiate athletics provides a strong foundation for future growth in the performance nutrition market.

Planned U.S. Telehealth Peptide Services Platform

We intend to add a U.S.-focused telehealth peptide services component to our business. The planned model would allow patients to complete digital intake, schedule virtual consultations, and receive clinical evaluations from appropriately licensed healthcare professionals, who may include physicians, nurse practitioners, naturopathic doctors, where authorized by state law, and other qualified clinicians, but there can be no assurance that we will have success with this planned model. Where a clinician determines that a peptide therapy is medically appropriate and legally available, we expect that prescriptions would be transmitted to one or more independent compounding pharmacies with broad state licensure or distribution capabilities. The Company does not intend to represent that any peptide is approved for a use for which it is not approved and intends to structure prescribing, dispensing, advertising, and patient communications in accordance with applicable federal and state requirements.

Our Current Products and Pipeline

Product and pipeline focus

Our focus is the development, manufacturing oversight, and distribution strategy for MSK-oriented products and investigational programs, including:

●	MSK recovery and functional support products designed for performance and rehabilitation contexts, guided by scientific substantiation and quality controls;

●	Investigational peptide candidates intended for MSK indications (muscle injury and recovery, tendinopathy and tendon strain, ligament injury, bone healing, and post-operative recovery), with a development plan spanning Phase I through Phase III clinical trials, where appropriate, subject to regulatory authorization; and

●	Novel peptide analogues and delivery concepts generated through our AI-assisted discovery workflow and translational research program.

Additional research and development workstreams may include peptide sequence optimization, conjugation and prodrug concepts, combination-product rationale, route-of-delivery evaluation, oral-protection and local-delivery concepts, stability and impurity profiling, sterility and endotoxin-control planning for injectable candidates, bioanalytical assay development, pharmacokinetic/pharmacodynamic (“PK/PD”) modeling, toxicology strategy, clinical endpoint frameworks, real-world evidence planning, and patient-reported and functional outcome measurement for MSK recovery studies.

We intend to build a portfolio approach: near-term commercial offerings (where permissible), alongside mid- and long-term value creation through clinical-stage therapeutics and partnerable IP.

Planned U.S. telehealth peptide services include a digital patient intake pathway, virtual clinical consultations, prescription routing to qualified compounding pharmacies, refill management, patient education, laboratory/monitoring coordination, where clinically appropriate, and ongoing subscription-based support services, subject to applicable regulatory approvals and compliance requirements. There can be no assurance that we will have success building the portfolio approach or implementing these planned services.

Present and Future State of Operations

Fifty1 Functional Medicine, Inc. forms the foundation of our current cutting-edge peptide product and research platform. In the near- and mid-term, we plan to:

●	Perform first-in-human Phase I research on peptides;

●	Prioritize and characterize peptide candidates for MSK applications through a staged research and development funnel that may include computational screening, mechanistic plausibility review, laboratory validation, bioanalytical assay planning, and candidate developability assessment;

●	Develop formulation, delivery, stability, sterility, impurity, and manufacturing-control strategies for selected peptide candidates, including use of qualified CDMOs, analytical laboratories, and quality consultants, where appropriate;

●	Prepare preclinical, IND-enabling, and clinical-development workplans, including PK/PD, dose-escalation, safety-monitoring, endpoint-selection, data-management, and regulatory-consultation plans for candidates selected for human testing;

●	Use our AI platform to expand our dataset and analytical capabilities towards peptide discovery and targets;

●	Pursue strategic partnerships with biotech and pharmaceutical companies to accelerate peptide research and development;

●	Grow our peptide-based subsidiary into a commercially viable line of health solutions;

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●	Launch a U.S.-focused telehealth peptide services platform, including digital intake, virtual consultations, clinician oversight, prescription routing, refill management, laboratory monitoring workflows, where appropriate, and patient-support infrastructure;

●	Develop relationships with licensed compounding pharmacies and other service providers to support compliant dispensing, fulfilment, patient education, and post-prescription support, subject to applicable federal and state laws governing telemedicine, pharmacy, compounding, professional practice, fee-splitting, referral arrangements, and advertising; and

●	Continue to evaluate strategic acquisitions and joint ventures that strengthen our competitive position in the biotech sector.

Overview of the Peptide Biotechnology and AI-Enabled Musculoskeletal Therapeutics Industry

Peptide therapeutics occupy a growing and strategically important segment of biotechnology due to their ability to modulate biological pathways with high specificity while remaining amenable to rational design and optimization. In MSK conditions—spanning muscle injury, tendon and ligament pathology, fracture and bone healing, and post-surgical recovery—there is substantial unmet need for therapies that accelerate functional recovery, reduce pain and inflammation, and improve tissue remodeling outcomes.

Biotechnology and pharmaceutical research and development is capital-intensive and time-consuming. Conventional drug discovery and development can require 10 to 15 years, with significant cost and high attrition across clinical phases. These challenges are amplified in MSK indications, where clinical endpoints may be functional, time-dependent, and heterogeneous across patient subgroups.

Recent advances in AI and machine learning are reshaping discovery and translational development, particularly for peptides. AI can accelerate identification and optimization of peptide candidates by learning sequence-structure-function relationships; prioritizing analogues for stability, half-life, and tissue targeting; predicting immunogenicity and off-target effects; and informing trial design through patient stratification and endpoint selection. When combined with modern experimental workflows (high-throughput screening, omics data, and real-world evidence), AI-enabled discovery may shorten iteration cycles and may improve the probability of selecting viable clinical candidates earlier in development.

Market Opportunity

We believe the U.S. and North American market opportunity for MSK peptide-enabled therapeutics and recovery solutions is substantial, supported by the large and rising burden of MSK disease and injury, expanding demand for recovery-focused interventions, and accelerating adoption of AI-enabled discovery and development workflows. In parallel, the market for sports performance, recovery, and functional health products continues to expand, driven by consumer demand for evidence-informed solutions that support training, rehabilitation, and healthy aging.

Our focus sits at the intersection of these growth vectors:

●	Peptide-enabled MSK therapeutics, spanning preclinical through Phase I through Phase III clinical development;

●	AI-assisted peptide discovery and optimization (analogue design, developability screening, and candidate prioritization);

●	Evidence-driven MSK recovery and performance products, developed with a quality and regulatory posture appropriate to their intended use and claims; and

●	Strategic partnerships with academic centers, CROs, and manufacturers to accelerate translation and scale.

We believe this positioning allows us to seek to pursue multiple value-creation pathways, including proprietary product commercialization, licensing/partnering of peptide candidates and enabling technologies, and clinical development programs targeting MSK recovery outcomes.

MSK burden as a demand driver (United States): MSK conditions represent one of the largest categories of health burden and economic impact in the U.S., with estimates at approximately $980 billion annually in associated health and economic costs, as discussed in “Musculoskeletal health: an ecological study assessing disease burden and research funding” published in Lancet Regional Health – Americas in January 2024. This sustained burden supports long-term demand for therapies that improve function, accelerate recovery, and reduce downstream disability and utilization.

Peptide therapeutics market (North America): Peptide therapeutics are a large and growing modality class, with North America representing the leading regional share in multiple industry analyses, including estimates that the region held approximately 62% of the global market in 2024, as reported in “Peptide Therapeutics Market Size & Share Report” published by Grand View Research. Other regional analyses estimate that the North American peptide therapeutics market was approximately $16.7B in 2024 with continued growth projected through the next decade While not MSK-specific, this provides a relevant benchmark for the scale of peptide modalities and the availability of capital and commercial infrastructure for peptide development.

MSK recovery/sports medicine procedure markets (North America / United States): The MSK recovery ecosystem includes high-growth “interventional recovery” and orthopaedic sports medicine categories that represent near-term commercial adjacency for MSK-focused therapeutic development. As an example, Grand View Research estimates the global platelet-rich plasma (“PRP”) market was approximately $650M in 2025, projected to reach approximately $1.75B by 2033 (13%+ CAGR), as outlined in “Platelet-Rich Plasma Market Size & Trends Report” published by Grand View Research. PRP is illustrative of the broader market appetite for recovery-oriented biologic interventions in sports medicine and orthopaedics, and it signals willingness among providers and patients to adopt modalities positioned around improved recovery and function.

AI-enabled discovery as a multiplier: We believe AI-enabled discovery and optimization may materially improve speed and capital efficiency in peptide research and development by prioritizing analogue sequences and formulations with improved stability, developability, and safety profiles, and by supporting evidence generation across muscle, tendon, ligament, and bone applications. We believe this convergence may create an opportunity to build a differentiated pipeline spanning preclinical through Phase I through Phase III development, while also generating partnerable intellectual property.

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Collectively, we believe these dynamics support an attractive North American opportunity for a company focused on (i) MSK-centric peptide discovery and optimization, (ii) disciplined clinical development across Phase I through Phase III, and (iii) selective MSK recovery products developed and marketed under an appropriate regulatory posture.

Telehealth and direct-to-patient peptide services. We also believe a telehealth-enabled service model may create an additional commercial channel for peptide-related care, provided that the model is implemented with appropriate clinical governance and regulatory controls. The planned service line is expected to generate revenue from monthly membership or subscription fees, initial and follow-up virtual visit fees, care-navigation or platform fees, laboratory coordination or other ancillary service fees, patient-support services, and other lawful commercial arrangements with pharmacies or service providers. Any pharmacy-related compensation or referral arrangement would be structured only to the extent permitted by applicable law, including federal and state anti-kickback, fee-splitting, patient-brokering, corporate-practice-of-medicine, pharmacy, compounding, privacy, and consumer-protection requirements.

Our Strategy

Our strategy is to build value through the convergence of peptide biotechnology, AI-enabled discovery, and clinical development capabilities in MSK indications.

1) Build a peptide discovery and optimization engine focused on MSK biology.

We are developing an AI-assisted platform to support peptide discovery and analogue generation across muscle, tendon, ligament, and bone biology. The platform is designed to integrate multi-source datasets (sequence libraries, structural features, pathway data, and translational evidence) and prioritize candidates based on predicted potency, stability, manufacturability, and safety/developability characteristics. This approach is intended to increase the efficiency of candidate selection and to generate defensible intellectual property around novel analogues, delivery approaches, and MSK-specific therapeutic applications.

2) Advance a staged clinical pipeline (Phase I through Phase III) in MSK indications.

We plan to seek to progress peptide candidates through a disciplined development path, beginning with preclinical characterization and Phase I safety/pharmacokinetic studies, followed by Phase II proof-of-concept trials in defined MSK populations, and Phase III confirmatory trials, where warranted. We expect to leverage modern trial methods (adaptive features, where appropriate, pragmatic designs for functional recovery, and validated MSK endpoints) to improve capital efficiency and reduce development risk.

2A) Establish translational research and development workstreams and decision gates.

We intend to use a disciplined stage-gate research and development model in which candidate peptides are advanced only after satisfying defined criteria for mechanistic rationale, preliminary safety, formulation feasibility, manufacturing practicality, intellectual-property position, freedom-to-operate considerations, and clinical-development relevance. Key decision points may include target selection, lead prioritization, formulation feasibility, preclinical proof-of-concept, GLP or IND-enabling readiness, where applicable, first-in-human readiness, Phase II proof-of-concept readiness, and partnering or licensing readiness.

3) Develop differentiated MSK-focused products with peptide ingredients under an appropriate regulatory posture.

Where we develop commercial products incorporating peptide-related ingredients, we intend to align formulation, labeling, claims, quality systems, and distribution with the applicable regulatory framework in each target market. Our objective is to build a trusted MSK brand anchored in transparency, science, and quality—while maintaining clear separation between consumer products and investigational therapeutic programs when required by regulation and development strategy, including compliance with FDA and Federal Trade Commission (“FTC”) requirements applicable to product claims and marketing.

4) Partner to accelerate execution and expand optionality.

We plan to pursue partnerships with CROs, academic MSK research groups, specialized peptide manufacturers, and clinically integrated networks (sports medicine, orthopaedics, rehabilitation) to accelerate preclinical testing, clinical operations, and real-world evaluation. We may also consider targeted acquisitions or in-licensing opportunities that strengthen our peptide IP position, data assets, delivery capabilities, or clinical development pipeline.

Our Marketing Strategy

We employ a multi-pronged marketing approach aligned to each business line:

For peptide therapeutics and AI-enabled discovery, our strategy emphasizes scientific credibility, translational evidence, and partnership development, including:

●	publication and presentation of preclinical and clinical findings (as appropriate);
●	KOL and investigator engagement in orthopaedics, sports medicine, rehabilitation, and MSK imaging/outcomes;
●	targeted outreach to biotech and pharma partners for licensing/co-development discussions; and
●	clear communication of our pipeline, development milestones, and IP strategy.

For MSK-focused products (where applicable), our strategy emphasizes trust, quality, and performance outcomes, including:

●	evidence-informed positioning and transparent ingredient rationale;
●	clinician and practitioner engagement and education;
●	athlete/community partnerships consistent with compliant claims and substantiation; and
●	targeted digital marketing and lifecycle retention strategies (reorder programs, bundles, and protocol-guided use).

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Distribution Methods

Therapeutics and research and development commercialization

Our AI-assisted discovery outputs and therapeutic development programs may be commercialized through a combination of:

●	research collaborations with academic institutions and MSK clinical networks;
●	CRO-enabled clinical development programs;
●	licensing and co-development partnerships with pharmaceutical and biotechnology companies; and
●	technology and data partnerships to expand peptide discovery and translational capabilities.

Research and development outputs may also be monetized through sponsored research agreements, option-to-license arrangements, co-development transactions, clinical-trial collaborations, data packages, formulation or delivery know-how, patent-license arrangements, and strategic partnerships with pharmaceutical, biotechnology, sports-medicine, orthopaedic, rehabilitation, and performance-health organizations. Any such activity would be subject to applicable research, privacy, human-subjects, FDA, FTC, healthcare, securities, and contractual requirements.

MSK products (consumer and professional channels, where applicable)

Our MSK-focused products are distributed through a mix of direct-to-consumer channels and professional networks, which may include:

●	e-commerce and subscription-based ordering;
●	practitioner and clinic channels (sports medicine, physiotherapy, rehabilitation, orthopaedics);
●	strategic retail partnerships aligned with performance and recovery markets; and
●	selective institutional relationships (collegiate/professional sports and training organizations), where compliant.

Competition

Peptide therapeutics and AI-enabled discovery

We compete with peptide biotech companies, MSK-focused therapeutics developers, and AI-driven drug discovery platforms. Competition is based on quality of the discovery engine, speed of iteration, strength of intellectual property, clinical development expertise, and ability to generate translational evidence in defined MSK indications.

Our differentiation is intended to come from:

●	MSK-specific biological focus (muscle, tendon, ligament, bone) rather than general-purpose discovery;
●	integrated AI-assisted analogue design with developability screening;
●	clinically anchored development strategy spanning Phase I through Phase III; and
●	a portfolio model that supports multiple commercialization routes (pipeline, partnering, and product channels).

MSK recovery and functional health products (where applicable)

This market is fragmented and includes large incumbents and niche direct-to-consumer brands. Competition is based on brand trust, distribution reach, substantiation, quality control, and customer retention. We believe an MSK-specialized positioning—supported by a research-driven product philosophy and clinically relevant outcomes—can provide differentiation and pricing power over time.

Government Regulation

Telehealth, pharmacy, compounding, and professional-practice regulation

Our planned U.S. telehealth peptide services business would be subject to extensive and evolving federal and state regulation. These requirements may include, among others, state telemedicine laws, licensure and scope-of-practice rules for physicians, nurse practitioners, physician assistants, naturopathic doctors and other clinicians, corporate practice of medicine restrictions, pharmacy and compounding laws, prescription-drug advertising rules, FDA and state-board requirements, DEA requirements, where applicable, privacy and security obligations, informed-consent and medical-record retention rules, adverse-event reporting procedures, and consumer-protection requirements. The availability of particular peptides, the ability of a compounding pharmacy to compound and dispense them, and the ability of clinicians to prescribe them may vary by state and may change over time.

The planned model may include commercial relationships with independent compounding pharmacies and other third-party service providers. Federal and state anti-kickback, fee-splitting, patient-brokering, pharmacy-referral, and professional-conduct laws may restrict or prohibit certain forms of referral compensation or revenue sharing. Accordingly, any pharmacy-related revenue, referral fees, administrative fees, platform fees, or other compensation arrangements must be structured and reviewed to comply with applicable law, and there can be no assurance that proposed arrangements will be permissible in every jurisdiction or that regulators will not challenge such arrangements.

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Our business activities, including but not limited to, research, sales, promotion, distribution, and other activities are subject to regulation by numerous regulatory and law enforcement authorities in the United States and elsewhere.

In 1996, Congress enacted the Health Insurance Portability and Accountability Act (“HIPAA”), which regulates the privacy and security of protected health information (“PHI”) held by covered entities and their business associates, and establishes breach-notification duties. Although we are not a healthcare provider, our collaborations or data sources may involve de-identified or licensed biomedical data; where we act as, or contract with, a business associate, we implement policies and safeguards to comply with HIPAA’s Privacy, Security, and Breach Notification Rules (as amended by the HITECH Act).

The European Union’s General Data Protection Regulation (“GDPR”) has applied since May 25, 2018, and governs the collection, use, and cross-border transfer of personal data of EU residents. When our research collaborations or data vendors implicate EU personal data, we assess lawful bases, implement cross-border transfer mechanisms, and observe data subject rights as set out in the GDPR. U.S. state privacy laws, including the California Consumer Privacy Act (“CCPA”), as amended by the California Privacy Rights Act (“CPRA”), impose additional obligations on businesses regarding transparency and consumer rights; we evaluate applicability based on volumes and types of personal information processed.

The Federal Food, Drug, and Cosmetic Act (“FD&C Act”) authorizes the U.S. Food and Drug Administration (“FDA”) to regulate the testing, approval, manufacturing, labeling, and marketing of drugs and biologics. Any therapeutic candidate that advances from our AI platform into clinical development must follow FDA requirements, including preclinical studies and an IND submission, followed by clinical trials and, if successful, a New Drug Application (“NDA”) or Biologics License Application (“BLA”). The FDA also enforces Good Clinical Practice (“GCP”) and Good Manufacturing Practice (“GMP”) for products and trials run by our partners.

Peptide research and development and clinical-trial compliance

For investigational peptide candidates, we expect to develop regulatory strategies that may include pre-IND consultation, IND preparation, Institutional Review Board review, informed-consent documents, clinical-investigator agreements, safety-monitoring plans, adverse-event reporting processes, GCP-compliant monitoring, data-management procedures, trial registration, where required, pharmacovigilance procedures, and CMC documentation. Preclinical and clinical work may require GLP toxicology, validated analytical methods, stability data, sterility and endotoxin controls for injectable candidates, supplier qualification, batch records, certificates of analysis, chain-of-custody documentation, and appropriate quality agreements with CROs, CDMOs, laboratories, and clinical sites. There can be no assurance that regulators will accept our development plans or that any candidate will be authorized for human testing or approved for commercialization.

Our sports nutrition activities (e.g., 51 Labs) fall within the framework for dietary supplements under the FD&C Act, as amended by the Dietary Supplement Health and Education Act of 1994 (“DSHEA”). Dietary supplements do not require FDA pre-market approval; however, manufacturers are responsible for safety and proper labeling, and must submit a new dietary ingredient notification when applicable. The Federal Trade Commission (“FTC”) separately polices advertising; efficacy and safety claims must be truthful, not misleading, and supported by competent and reliable scientific evidence.

Because modern AI systems can be dual-use technologies, our activities may implicate U.S. export controls. The Export Administration Regulations (“EAR”) administered by the Bureau of Industry and Security (“BIS”) govern exports, re-exports, and certain transfers (including deemed exports) of controlled hardware, software, and technology. In 2024–2025, BIS issued and refined rules addressing advanced computing items and AI model weights, creating a framework to regulate diffusion of certain high-capability AI models and advanced chips; we monitor these rules to assess any impact on cross-border collaboration and access.

For operations or partnerships that touch the European Union, the EU Artificial Intelligence Act (“AI Act”) entered into force on August 1, 2024 and phases in over 6 to 36 months. Among other things, prohibitions on certain “unacceptable-risk” systems and AI literacy obligations started to apply in February 2025; governance and some General-Purpose AI (“GPAI”) obligations apply in August 2025; most remaining provisions—including high-risk system requirements—become fully applicable by August 2026 (with some extended timelines). We evaluate whether any of our tools or use cases fall within its scope and plan compliance accordingly.

As with comparable AI-biotech and consumer health companies, our regulatory environment continues to evolve across privacy/data protection, drug development, advertising, and export control regimes. Changes to these laws or their enforcement priorities could increase compliance costs or affect how we deploy our platform, structure collaborations, and market consumer products. (For context, peers in AI-enabled drug discovery and supplements emphasize FDA/EMA pathways, HIPAA/GDPR, FTC advertising substantiation, and export-control considerations in their public filings and disclosures.)

Intellectual Property

Our ability to compete and create long-term value depends in part on our ability to develop, protect, enforce, and defend intellectual property (“IP”) associated with (i) peptide-based candidates and formulations for MSK applications, (ii) delivery technologies, (iii) AI-enabled discovery and optimization workflows, and (iv) proprietary data assets and know-how supporting Phase I through Phase III clinical development. We pursue a layered IP strategy designed to build defensible positions across our therapeutic pipeline and related enabling technologies, while also preserving flexibility to partner, license, or acquire complementary assets.

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IP Strategy and Approach

We seek to protect our innovations through a combination of:

●	Patent protection (composition-of-matter where available; formulation and delivery; methods of manufacture; and, where appropriate, therapeutic use and dosing regimens, subject to jurisdictional limitations);

●	Trade secrets and know-how (including non-public formulation parameters, manufacturing controls, analytical methods, stability and impurity profiles, candidate screening rules, and internal datasets);

●	Contractual protections (confidentiality, invention assignment, and IP ownership provisions with employees, consultants, CROs, academic collaborators, and vendors);

●	Trademarks and branding (product names, platform names, and related brand assets); and

●	Data rights (ownership and controlled access to preclinical, clinical, and real-world evidence datasets and associated analyses).

Patents and Patent Applications

We intend to file and prosecute patent applications in the United States and other jurisdictions where commercially appropriate. Our patent filings may cover, among other areas:

●	Novel peptide candidates and analogues (including sequence variants, conjugates, and prodrug forms intended to improve stability, half-life, tissue targeting, or other developability characteristics);

●	Formulations and delivery technologies relevant to MSK use cases (for example, oral protection strategies, controlled-release systems, local delivery approaches, and other delivery architectures);

●	Combination approaches (for example, defined ratio windows, co-formulations, and/or co-delivery systems supported by non-obvious technical rationales and data);

●	Manufacturing and analytical methods (including synthesis/purification strategies, impurity control, stability methods, and release specifications); and

●	Clinical development innovations (including dosing regimens, treatment protocols, endpoint frameworks, and patient selection strategies, where these are patent-eligible and adequately supported).

Patent protection is inherently uncertain. Even where patents are obtained, claims may be challenged, narrowed, invalidated, or designed around. In addition, patentability requirements vary by jurisdiction; certain jurisdictions impose limitations on medical treatment claims or other claim types. Our IP strategy therefore emphasizes a diversified claim approach (e.g., composition, formulation, delivery, manufacturing, and kit claims) and multiple layers of protection where feasible.

AI-Enabled Discovery: Models, Workflows, and Data

A portion of our innovation relates to AI-enabled workflows for peptide discovery and optimization focused on MSK biology (muscle, tendon, ligament, and bone). We seek to protect these assets through a combination of trade secret controls and, where appropriate, patent filings directed to novel computational methods or AI-enabled design workflows.

Our AI-related IP strategy may include:

●	Proprietary model development and feature engineering (e.g., sequence–structure–function representations, developability scoring, and candidate ranking frameworks);

●	Curated training and evaluation datasets assembled from multiple sources and/or generated internally through screening and experimental programs;

●	Workflow integration combining computational prioritization with experimental validation and iterative design cycles; and

●	Operational controls such as secure model hosting, access restrictions, audit trails, and internal governance over model inputs/outputs.

We also recognize that AI and machine learning methods evolve rapidly and are widely used across the industry. As a result, we emphasize (i) defensible data assets, (ii) integrated experimental validation, (iii) domain-specific MSK focus, and (iv) execution speed as complements to formal IP protection.

Trade Secrets, Know-How, and Confidentiality

In addition to patents, we rely on trade secrets and proprietary know-how to protect aspects of our technology and operations that are not readily reverse engineered or that we elect not to disclose publicly. This may include formulation parameters, stability methods, manufacturing controls, analytical assays, screening protocols, and internal datasets.

We use confidentiality and invention-assignment agreements with employees and contractors, and we typically require confidentiality, publication review, and IP ownership provisions in collaboration agreements with academic partners, CROs, and vendors. Despite these measures, there can be no assurance that confidential information will not be disclosed or independently developed by third parties.

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Ownership, Assignments, and Collaboration Management

We intend to structure our research and development and clinical development relationships to preserve clear ownership of newly created IP and to ensure freedom to operate for commercialization. In collaborations, we typically address:

We also intend to maintain research and development documentation practices designed to support patentability, trade-secret protection, regulatory submissions, and diligence by potential partners. Such practices may include laboratory notebooks or electronic records, controlled access to datasets and model outputs, invention-disclosure procedures, documented chain of title, consultant and collaborator assignment agreements, material-transfer agreements, quality agreements, freedom-to-operate review, patent-landscape monitoring, and preservation of records supporting sequence design, formulation rationale, experimental results, and clinical-development decisions.

●	Foreground IP (new IP created under the collaboration) ownership and licensing terms;

●	Background IP (pre-existing IP) rights and limitations;

●	Publication and disclosure controls (including review periods and patent-filing windows);

●	Data ownership and access; and

●	Manufacturing and scale-up rights (where relevant).

Where we in-license technology or acquire IP, we expect to negotiate rights aligned to our development and commercialization strategy. We may not be able to obtain necessary licenses on acceptable terms, or at all.

Trademarks and Branding

We may seek trademark registrations for our corporate name, platform names, and product brands. Trademarks and brand assets support market recognition but do not prevent competitors from developing similar technologies.

Freedom to Operate and Third-Party IP

The peptide and drug delivery fields are highly competitive and characterized by extensive patenting activity. We intend to evaluate freedom to operate (“FTO”) as programs mature, including through landscape searches and, where warranted, formal FTO opinions. However, identifying all relevant third-party patents is complex, and we may become subject to claims that we infringe third-party IP. Such claims could result in litigation, licensing requirements, delays, increased costs, or restrictions on our ability to commercialize one or more candidates or products.

Enforcement and Defense

We may selectively enforce our IP against infringers and defend against claims brought by others. IP disputes can be costly and time-consuming, and outcomes are uncertain. Even if successful, enforcement may not fully prevent competitive products or market entry by third parties.

Summary

We believe a layered IP strategy—combining patents, trade secrets, data assets, contractual protections, and brand development—supports our objectives to (i) develop differentiated peptide-enabled candidates and delivery approaches for MSK applications, (ii) advance programs through Phase I through Phase III clinical development, and (iii) create partnerable and commercializable assets. However, our IP efforts may not be successful, and third-party claims could materially impact our business.

Research and Development

We had no research and development expenses for the years ended June 30, 2025 and 2024.

We had no research and development expenses for the three months ended March 31, 2026 and March 31, 2025.

Employees

As of August 3, 2026, we have approximately two full-time employees across our businesses. None of our employees is covered by any collective bargaining agreement and we have never experienced a major work stoppage, strike, or dispute. We consider our relationship with our employees to be outstanding.

Reports to Security Holders

Because we are conducting our Offering pursuant to Tier 1 of Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), we will not be subject to ongoing periodic reporting obligations with the Commission following qualification of the Offering Statement. As a Tier 1 issuer, we will not be required to file Annual Reports on Form 1-K, Semiannual Reports on Form 1-SA, or Current Reports on Form 1-U. Instead, our reporting obligations are limited to the filing of our Offering Statement on Form 1-A, including any amendments and offering circular supplements thereto, and the filing of a closing or exit report on Form 1-Z upon completion or termination of our Offering. These filings include financial statements and other disclosures regarding our operations and results.

We are not subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), such as Forms 10-K, 10-Q, and 8-K and we are not subject to the proxy rules under Section 14 of the Exchange Act. However, our Regulation A filings are publicly available through the Commission’s EDGAR database at www.sec.gov, and we intend to provide copies of such filings to our security holders to the extent required under Regulation A. You may obtain further information about us on our website at get51fit.com. We caution the reader that none of the information contained on any of these websites is incorporated into this Offering Circular.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this Offering Circular or in any other documents incorporated by reference into this Offering Circular, in light of your particular investment objectives and financial circumstances. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, or prospects. Even if the public market for our Common Stock were to become more robust than historical or if our Common Stock becomes listed on the OTCQX® Best Market or the OTCQB® Venture Market, or on a national securities exchange, in respect of each of which possible listings there can be no assurance, the trading price of our Common Stock may not increase or remain the same and could decline due to any of the risks set forth below or other risks about which the Company cannot provide any guidance and you may lose all or part of your investment.

Risks Related to the Development of Our Products

We have a limited operating history in consumer health and our telehealth peptide services platform may not result in any products of commercial value. We are in the early stages of repurposing and building our sports-nutrition/consumer health brand. Our limited operating history and evolving business model make it difficult to evaluate our prospects. We have limited revenues to date, expect ongoing losses as we invest in research and development and commercialization, and may never achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. We cannot assure you that we will successfully address any of these risks. Further, our peptide products may not yield additional product candidates that enter clinical development and, ultimately, become commercially valuable. Although we expect to continue to enhance the capabilities of our peptide products by developing and integrating existing and new research technologies, our enhancement and development efforts may not succeed. As a result, we may not be able to advance our drug discovery capabilities as quickly as we expect or identify as many potential drug candidates as we desire.

We are a biopharmaceutical company with no approved products and no historical commercial revenue, which makes it difficult to assess our future prospects and financial results. Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of uncertainty. Our operations to date have been limited to developing our technology, undertaking pre-clinical studies and clinical trials of our pipeline candidates, conducting research to identify additional product candidates and entering into partnerships with collaborators for certain of our product candidates. We have not yet successfully developed an approved product or generated revenue from product sales or successfully completed a pivotal registration trial for one of our product candidates. Consequently, the ability to accurately assess our future operating results or business prospects is significantly more limited than if we had a longer operating history or approved products on the market. We expect that our financial condition and operating results will fluctuate significantly from period to period due to a variety of factors, many of which are beyond our control, including the success of our programs, decisions by regulatory bodies, actions taken by competitors or current or future licensees or collaborators, market and macroeconomic conditions and other factors identified in these risk factors. Accordingly, the likelihood of our success must be evaluated in light of many potential challenges and variables associated with a clinical-stage biopharmaceutical.

If we are unable to discover and develop new product candidates, our business will be adversely affected. As part of our strategy, we seek to discover and develop new product candidates. Research programs to identify appropriate biological targets, pathways, and product candidates require substantial scientific, technical, financial, and human resources, whether or not any product candidates are ultimately identified. Our research programs may initially show promise in identifying potential product candidates yet fail to yield product candidates for clinical development for many reasons.

Our telehealth peptide services platform and related discovery and development efforts may not result in commercially viable products or services. We are developing a business model that combines telehealth-enabled clinical services with peptide discovery, development, and potential commercialization. This platform is at an early stage and may not generate clinically validated therapies, regulatory approvals, or revenue-generating service offerings. Our peptide-related initiatives—including those supported by AI-enabled discovery tools—may not produce candidates that successfully advance into clinical development, receive regulatory authorization, or achieve market acceptance. In addition, our efforts to enhance and integrate research, data, and clinical workflows may not succeed or may take longer and require more resources than anticipated. As a result, we may not be able to develop or identify commercially viable peptide-based products or scale our telehealth services in a manner that generates meaningful revenue or return on investment.

Our product candidates may cause undesirable side effects or have other properties adversely impacting safety that delay or prevent their regulatory approval, restrict their approved labeling, or otherwise limit their commercial opportunity. If undesirable side effects or adverse events are caused by our product candidates or by other companies’ similar approved drugs or product candidates, then we may elect to, or be required by an independent data monitoring committee or regulatory authority to, delay or halt our clinical trials. If such side effects or adverse events are sufficiently severe or prevalent, the FDA or comparable foreign regulatory authorities could order us to suspend or cease altogether further development of our product candidates. Even if our product candidates are approved, side effects or adverse events could result in significant delay in or denial of regulatory approval, restrictive labeling, or potential product liability claims. Moreover, for our product candidates that are in development for indications for which injectable antibody drugs have been approved, clinical trials for those product candidates may need to show a risk/benefit profile that is competitive with those existing products in order to obtain regulatory approval or, if approved, a product label that is favorable for commercialization.

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Risks Related to Our Business

We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations. Our net losses were $495,654 for the year ended June 30, 2025, compared to a net profit of $1,189,530 for the year ended June 30, 2024. As of June 30, 2025, we had a stockholders’ deficit of $(153,458). The increase in net loss was the result of reduced net income and increased general and administrative expenses. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, and delays and other unknown events.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our product line and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition, and could cause the value of our Common Stock to decline, resulting in a significant or complete loss of your investment.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us. We have limited capital resources. To date, we have financed our operations through a mix of equity and debt investments by investors, and we expect to continue to do so in the foreseeable future. Our cash needs will increase as we expand data assets, computing infrastructure, research collaborations, regulatory capabilities, and inventory for consumer products. Our ability to continue our normal and planned operations, to grow our business, and to compete in our industry will depend on the availability of adequate capital.

We cannot assure you that we will be able to obtain additional funding from those or other sources when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it will result in dilution to our then-existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we will likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our then-existing stockholders. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new products or future marketing efforts, or reduce or discontinue our operations. Any of these events could significantly harm our business, financial condition, and prospects.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively. We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than us. We face competition from established biotech and pharmaceutical companies operating in the peptide and sports nutrition industry. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products and services. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the AI industry, this will have a negative impact on our business and financial condition.

Our strategy depends on successful development, validation, and adoption of our peptide products and telehealth peptide platform by third parties. Our value proposition rests on the predictive performance and reproducibility of our algorithms. If our models fail to identify viable candidates; if results cannot be replicated in preclinical or clinical studies; or if partners perceive our methods as insufficiently validated, our platform may not be adopted and our business could be materially harmed.

We rely on third parties for essential inputs, including datasets, research collaborators, cloud infrastructure, and contract manufacturers. We depend on third parties for access to biomedical data, high-performance computing, laboratory services, and production of consumer products. Delays, non-compliance, quality issues, data interruptions, price increases, or termination of these relationships could impede development, increase costs, reduce product quality, or delay commercialization.

Our products and services are new, and our industry is rapidly evolving. Due consideration must be given to our prospects in light of the risks, uncertainties, and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving AI industry. To be successful in this industry, we must, among other things:

●	develop and introduce functional and attractive product and service offerings;
●	attract and maintain a large base of consumers;
●	increase awareness of our brands and develop consumer loyalty;
●	establish and maintain strategic relationships with distribution partners and service providers;
●	respond to competitive and technological developments; and
●	attract, retain, and motivate qualified personnel.

We cannot guarantee that we will succeed in achieving any or all of these goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition, and operating results.

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Some of our products and services are new and are only in early stages of commercialization. We are not certain that these products and services will function as anticipated or be desirable to its intended market. Also, some of our products may have limited functionalities, which may limit their appeal to consumers and put us at a competitive disadvantage. If our current or future products and services fail to function properly or if we do not achieve or sustain market acceptance, we could lose customers or could be subject to claims that could have a material adverse effect on our business, financial condition, and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because our market is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our products and services will develop or that a demand for our products and services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected, or becomes saturated with competitors, our business, financial condition, and operating results would be materially adversely affected.

If we fail to protect our intellectual property, our business could be adversely affected. Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our intellectual property to distinguish our products from our competitors’ products. We rely on trade secrets and confidentiality provisions to establish and protect our intellectual property, including our proprietary formulas and manufacturing techniques.

Any infringement or misappropriation of our intellectual property or proprietary formulations could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror our products or processes without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar products or processes or designing around our intellectual property.

Although we believe that our products and processes do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business. We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell or processes we employ are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or processes or obtain a license for the manufacture and/or sale of such products or processes or cease selling such products or employing such processes. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or processes are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

We may not be able to obtain the necessary permits and authorizations to operate our business in the future. We may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations for our business, or may only be able to do so at great cost. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate, which could have a material adverse effect on our business.

Reliance on third-party suppliers, service providers, manufacturers, and distributors may result in disruption to our business lines’ supply chains. Suppliers, service providers, and distributors of our products may elect, at any time, to breach or otherwise cease to participate in supply, service, or distribution agreements, or other relationships, on which the operations of our business rely. The loss of suppliers, service providers, manufacturers, or distributors would have a material adverse effect on the business and operational results of our business.

Loss of key contracts with our suppliers, renegotiation of such agreements on less favorable terms or other actions these third parties may take could harm our business. Most of our agreements with suppliers of our products, including our key supplier contract, may be subject to cancellation or non-renewal. The loss of these agreements, or the renegotiation of these agreements on less favorable economic or other terms, could limit our ability to procure raw material to manufacture our products. This could negatively affect our ability to meet consumer demand for our products. Upon expiration or termination of these agreements, our competitors may be able to secure industrial hemp from our existing suppliers that will put us at a competitive disadvantage in the market.

We have a limited number of supply sources, which may subject us to additional risks. We believe that our continued success will depend upon the availability of raw materials that permit us to meet labeling claims and quality control standards. Any significant delay in or disruption of the supply of raw materials could substantially increase the cost of such materials, could require product reformulations, the qualification of new suppliers, and repackaging and could result in a substantial reduction or termination by us of our sales of certain products, any of which could have a material adverse effect upon us. Accordingly, there can be no assurance that the disruption of our supply sources will not have a material adverse effect on us.

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The peptide industry in the United States is relatively new and is subject to risks associated with an emerging industry. This industry and market may not continue to exist or grow as anticipated or we may ultimately be unable to succeed in this industry or market. The AI-driven drug discovery industry in the United States is highly speculative and is a relatively new industry that appears to be rapidly expanding but ultimately may not be successful. Therefore, we are subject to all of the business risks associated with a new business in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established competitors.

We are dependent on the popularity of consumer acceptance of our product lines and service offerings. Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance and demand of our product lines and service offerings. Acceptance of our products and services will depend on several factors, including availability, cost, ease of use, familiarity of use, convenience, effectiveness, safety, and reliability. If customers do not accept our products, or if we fail to meet customers’ needs and expectations adequately, our ability to continue generating revenues could be reduced. Due to the changing of consumer preferences, it is also difficult to forecast demand for our consumer health products. There is a high risk that our products’ ultimate popularity will decline, leading to lower revenues. The planned telehealth peptide services platform would also depend on patient adoption, marketing clinician availability, pharmacy partner capacity, lawful access to compounded peptide products, customer acquisition efficiency, and our ability to retain patients in monthly programs.

We could suffer reputational and financial damage in the event of injury from our products or product recalls. As a manufacturer and distributor of products intended for human consumption or use, we are subject to product liability claims if the use of our products by others is alleged to have resulted in harm or injury. Our products consist of consumer health and sports nutrition products that may not be subject to pre-market regulatory approval in the United States or internationally. Previously unknown adverse reactions resulting from human consumption or use of these ingredients could occur, which would likely result in product liability claims against us, and which would increase our costs and adversely affect our reputation and harm our business. We may be held liable if any illness or injury caused by any product we develop, manufacture, or distribute, if any such product is found to be unsuitable for use. In addition to any reputational damage we would suffer, we cannot guarantee that our product liability insurance or that of any of our suppliers would fully cover potential liabilities. In the event of litigation, any adverse judgments against us would have a material adverse effect on our financial condition, including our cash balances, and results of operations.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel. If we fail to attract and retain key personnel in AI, life sciences, and regulatory affairs, our growth could be impaired. Our future success largely depends upon the continued services of our executive officers and management team. If one or more of our executive officers is unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Further, competition for talent in machine learning, bioinformatics, medicinal chemistry, clinical development, and regulatory compliance is intense. Our ability to execute depends on hiring and retaining qualified personnel. Loss of key employees or inability to recruit new talent could delay programs and harm our competitive position. Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. In particular, if the AI industry continues to grow, demand for personnel may become more competitive. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to manage or grow our business effectively, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to manage our growth or improve our operational, financial, and management information systems effectively, which would impair our results of operations. In the near term, we intend to expand the scope of our operations activities significantly both internationally and domestically. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management, and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

●	The need for continued development of our financial and information management systems;
●	The need to manage strategic relationships and agreements with manufacturers, customers, and partners; and
●	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to manage growth effectively will require us to expand the capabilities of our administrative and operational resources substantially and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees.

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We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected. In the area of innovation, we must be able to develop new technologies and products that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer. Our participation in the peptide and consumer health/sports nutrition product industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects. We have not been, and are not currently, subject to any material litigation, complaint, or enforcement action brought by any federal, state, or local governmental authority.

Liability of directors for breach of duty of care is limited. Our bylaws indemnify members of our Board, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the State of Nevada against any or all expense, liability, and loss reasonably incurred in defending a civil or criminal action, suit, or proceeding to which any such person shall have become subject by reason of having held such a position or having allegedly taken or omitted to take any action in connection with such position. According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute. In addition our Bylaws indemnify members of our Board, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the State of Nevada against any or all expense, liability, and loss reasonably incurred in defending a civil or criminal action, suit, or proceeding to which any such person shall have become subject by reason of having held such a position or having allegedly taken or omitted to take any action in connection with such position.

Liability of directors for breach of duty of care is limited. According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute.

Risks Related to Regulation and Compliance

Our planned telehealth peptide services business would be subject to extensive federal and state healthcare, telemedicine, pharmacy, and compounding regulation, and non-compliance could materially harm our business. If we launch a U.S. telehealth peptide services platform, we will be required to comply with a complex and evolving framework of federal and state laws governing telemedicine, professional licensure, scope of practice, corporate practice of medicine, prescribing, pharmacy operations, drug compounding, privacy, advertising, patient consent, adverse-event handling, and medical-record retention. These laws vary by state and may change frequently. If our clinicians, affiliated professional entities, pharmacy partners, technology vendors, or internal systems fail to comply with these requirements, we could be subject to investigations, fines, injunctions, licensure actions, contractual termination, civil liability, criminal penalties, reputational damage, or the suspension or termination of the telehealth business.

Our planned use of compounding pharmacies and pharmacy-related commercial arrangements may create regulatory and business risks. The planned telehealth peptide model assumes that prescriptions, where medically appropriate, may be fulfilled by independent compounding pharmacies. Compounded medications are subject to federal and state restrictions, quality requirements, drug-shortage and bulk-substance rules, pharmacy-board oversight, and changing regulatory interpretations. Certain peptides may not be available for lawful compounding or may become unavailable in some jurisdictions. In addition, any revenue derived from pharmacy referrals, administrative services, platform services, or other pharmacy-related arrangements may be restricted by anti-kickback, fee-splitting, patient-brokering, and professional-conduct laws. We may need to modify or abandon portions of our proposed revenue model if legal review, pharmacy-partner requirements, regulatory guidance, or enforcement activity indicates that such arrangements are impermissible or high risk.

We may face clinical-liability, product-liability, and reputational risks associated with peptide prescribing and patient outcomes. Patients receiving peptide therapies through a telehealth model may experience adverse events, lack of efficacy, dosing errors, allergic reactions, contamination or sterility issues, drug interactions, or other unfavorable outcomes. Even where prescriptions are issued by licensed clinicians and dispensed by independent pharmacies, claims may be asserted against us, our affiliated providers, pharmacies, or vendors. Any such claims, adverse publicity, regulatory inquiry, or allegation that the Company promoted unapproved uses or overstated benefits could materially harm our business, financial condition, and reputation.

We are subject to numerous laws and regulations, failure to comply with those laws and regulations may adversely impact our business. Products we are currently developing and which may be developed by us would be highly regulated. We currently have no products approved for sale and we cannot guarantee that we will ever have marketable products. The development of a product candidate and issues relating to its approval and marketing are subject to extensive regulation by the FDA in the United States and regulatory authorities in other countries, with regulations differing from country to country. We are not permitted to market our product candidates in the United States until we receive approval of a NDA or a BLA, as applicable, from the FDA.

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In the United States, NDAs and BLAs must include extensive preclinical and clinical data and supporting information to establish the product candidate’s safety and effectiveness for each desired indication. NDAs and BLAs must also include significant information regarding the chemistry, manufacturing, and controls for the product. Obtaining approval of a NDA or BLA is a lengthy, expensive, and uncertain process, and we may not be successful in obtaining approval. Regulators of other jurisdictions, such as the European Medicines Agency (“EMA”), a European Union agency for the evaluation of medicinal products, have their own procedures for approval of product candidates. Even in the event that a product is approved, the FDA or the EMA, as the case may be, may limit the indications for which the product may be marketed, require extensive warnings on the product labeling or require expensive and time-consuming clinical trials or reporting as conditions of approval. Regulatory authorities in countries outside of the United States and the European Union also have requirements for approval of drug candidates with which we must comply prior to marketing in those countries. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure that we will be able to obtain regulatory approval in any other country.

Evolving AI-specific laws and guidance may impose new obligations on our models and workflows. AI regulation in the United States, the European Union, and other jurisdictions is expanding rapidly, with emerging rules such as the EU Artificial Intelligence Act and U.S. agency guidance potentially requiring transparency of model decision-making, documentation of data provenance, implementation of bias-mitigation protocols, and human oversight controls. If regulators classify AI models used in drug discovery or health-related analytics as “high-risk,” we may be required to modify our systems, conduct third-party assessments, or delay deployment until compliant. Compliance could increase our costs, require specialized personnel, and restrict certain AI use cases, and any failure to satisfy evolving regulatory expectations may limit our ability to commercialize or partner our platform.

No assurance can be given that any product in development or which may be put into development will successfully complete any clinical trials. Clinical trials involving new drugs and biologics are commonly classified into three phases. Each phase of the drug approval process is treated as a separate clinical trial and the drug-development process usually advances through all four phases over many years. Each phase exposes greater number of subjects to the drug and each phase builds on existing safety and efficacy information. Phase 1 trials are designed to assess the safety and tolerability of a drug or biologic. Phase II trials are designed to assess how well the drug or biologic works, as well as to continue Phase I safety assessments in a larger group of volunteers and patients. Phase III trials are aimed at being the definitive assessment of how effective the drug or biologic is, in comparison with current treatment and to provide an adequate basis for physician labeling. If the drug or biologic successfully passes through Phases I, II, and III, it will usually be approved by the national regulatory authority for use in the general population.

The Company’s plan is to engage primarily in the development of regenerative medical applications up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. We have yet to complete a successful clinical trial of any product under development and no assurance can be made that any product under development will successfully complete a clinical trial.

Our peptide research and development programs may not identify viable candidates, generate protectable intellectual property, or produce data sufficient to support regulatory submissions, partnerships, licensing transactions, or commercialization. Peptide candidates may fail because of inadequate potency, poor stability, unfavorable pharmacokinetics, immunogenicity, toxicity, manufacturing difficulties, sterility or impurity concerns, lack of clinical effect, inability to select appropriate endpoints or populations, or inability to demonstrate a favorable risk-benefit profile. Even promising preclinical results may not translate into human benefit.

We will rely on third parties for important research and development, CMC, preclinical, manufacturing, laboratory, data-management, and clinical-trial functions. If CROs, CDMOs, compounding or manufacturing partners, investigators, laboratories, consultants, or academic collaborators fail to perform, fail to follow applicable GLP, GCP, GMP, or other quality standards, mishandle data or materials, delay studies, violate confidentiality obligations, or create disputes over ownership of data or inventions, our development timelines, regulatory prospects, intellectual-property rights, and business reputation could be materially adversely affected.

We cannot provide any assurance that we will be able to sell or license any product under development or which we may developing in the future. Our current plans include the development of regenerative medical applications up to the point of successful completion of Phase I and/or Phase II clinical trials, after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. We can provide no assurance that we will be able to sell or license any product or that, if such product is sold or licensed, such sale or license will be on terms favorable to us.

We are subject to stringent data privacy, security, and consumer-protection laws. Our platform may process licensed biomedical datasets and consumer health information, which subjects us to privacy and data-protection obligations under laws such as HIPAA, GDPR, and U.S. state privacy statutes like the CCPA/CPRA. These laws restrict data use, require robust safeguards, impose cross-border transfer limitations, and obligate timely breach notification and vendor oversight. Failure to comply, or even allegations of non-compliance, could result in investigations, fines, operational restrictions, reputational damage, or loss of strategic partners. Meeting these obligations may increase costs and require ongoing governance and monitoring to maintain compliance.

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Risks Related to Our Common Stock

The market price of our Common Stock may fluctuate significantly, which could negatively affect us and the holders of our Common Stock. The trading price of our Common Stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our Common Stock could decrease, perhaps significantly. Other factors that may affect the market price of our Common Stock include:

●	volatility in the trading markets generally and in our particular market segment;
●	limited trading of our Common Stock;
●	actual or anticipated fluctuations in our results of operations;
●	the financial projections we may provide to the public, any changes in those projections, or our failure to meet those projections;
●	announcements regarding our business or the business of our customers or competitors;
●	changes in accounting standards, policies, guidelines, interpretations, or principles;
●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;
●	developments or disputes concerning our intellectual property or our offerings, or third-party proprietary rights;
●	announced or completed acquisitions of businesses or technologies by us or our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	any major change in our Board or management;
●	sales of shares of our Common Stock by us or by our stockholders;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events.

Statements of, or changes in, opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could have an adverse effect on the market price of our Common Stock. In addition, the stock market as a whole, as well as our particular market segment, has from time to time experienced extreme price and volume fluctuations, which may affect the market price for the securities of many companies, and which often have appeared unrelated to the operating performance of such companies. Any of these factors could negatively affect our stockholders’ ability to sell their shares of our Common Stock at the time and price they desire.

We may issue additional shares of our Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders. We are authorized to issue up to 3,000,000,000 shares of our Common Stock, up to 3,800,000 shares of Series A Preferred Stock (the “Series A Stock”), par value $0.00001 per share, and up to 10,200,000 shares of Series B Preferred Stock (the “Series B Stock”), par value $0.00001 per share, of which 1,185,318,600 shares of our Common Stock, 3,800,000 shares of Series A Stock, and 8,515,742 shares of Series B Stock are issued and outstanding as of August 3, 2026. The number of shares of our Common Stock issued and outstanding excludes the shares of our Common Stock underlying the shares of Series A Stock and Series B Stock. We expect to seek additional financing in order to provide working capital to our business or may issue additional shares of our Common Stock as compensation. Our Board has the power to issue any or all of such authorized but unissued shares of our Common Stock at any price and, in respect of the preferred stock, at any price and with any attributes, our Board considers sufficient, without stockholder approval. The issuance of additional shares of our Common Stock in the future will reduce the proportionate ownership and voting power of current stockholders and may negatively impact the market price of our Common Stock.

We may issue additional securities with rights superior to those of our Common Stock, which could materially limit the ownership rights of our stockholders. We may offer additional debt or equity securities in private and/or public offerings in order to raise working capital or to refinance our debt. Our Board has the right to determine the terms and rights of any debt securities and preferred stock without obtaining the approval of our stockholders. It is possible that any debt securities or preferred stock that we sell would have terms and rights superior to those of our Common Stock and may be convertible into shares of our Common Stock. Any sale of securities could adversely affect the interests or voting rights of the holders of our Common Stock, result in substantial dilution to existing stockholders, or adversely affect the market price of our Common Stock.

Quotation on the OTCID™ Basic Market may be volatile and sporadic. Currently, our Common Stock is quoted on the OTCID, which is operated by OTCM. Trading in stock quoted on over-the-counter markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company’s operations or business prospects. This type of volatility could depress or inflate the market price of our Common Stock for reasons unrelated to our operating performance. Moreover, the OTCID is not a national securities exchange, and trading in securities quoted on this market tends to be more sporadic, less transparent, and more susceptible to price manipulation than trading on the New York Stock Exchange, the NYSE American, The Nasdaq Stock Market, or other tiers of the over-the-counter market, i.e., OTCQX® or OTCQB®. Until we are able to qualify successfully and uplist to a different tier of the over-the counter market or to a national securities exchange, if ever, investors may find it more difficult to buy or sell our Common Stock or obtain reliable price quotations.

Holders of our Series B Stock have voting rights on an as-converted basis, which could allow them to exert significant influence over corporate matters if a substantial number of such shares are issued and outstanding. Our Series B Stock votes together with our Common Stock as a single class, on an as-converted basis. Each share of Series B Stock is convertible into 350 shares of our Common Stock. The Series B Stock is entitled to elect a majority of our Board of Directors while any shares of Series B Stock remain outstanding. As a result, if a significant number of shares of our Series B Stock is held by a concentrated group of stockholders, such holders may be able to influence or determine matters submitted to a vote of stockholders, including the approval of mergers or acquisitions, and amendments to our charter. While our charter does not contain provisions that guarantee control or prevent a change in control, the concentration of voting power through conversion rights could result in insider or preferred holders exerting influence inconsistent with the interests of other stockholders.

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We are not subject to the rules of a national securities exchange requiring the adoption of certain corporate governance measures and, as a result, our stockholders do not have the same protections. We are not subject to the rules of a national securities exchange, such as the New York Stock Exchange, the NYSE American, or The Nasdaq Stock Market. National securities exchanges generally require more rigorous measures relating to corporate governance that are designed to enhance the integrity of corporate management. The requirements of the OTCID afford our stockholders fewer corporate governance protections than those of a national securities exchange. Until we comply with such greater corporate governance measures, even though such compliance is not required by the OTCM for quotations of shares of our Common Stock on the OTCID, our stockholders will have fewer protections, such as those related to director independence, stockholder approval rights, and governance measures that are designed to provide oversight of a corporation’s management by its board of directors.

A decline in the price of our Common Stock could affect our ability to raise working capital, which could adversely impact our ability to continue our operations. A prolonged decline in the price of our Common Stock could result in a reduction in the liquidity of our Common Stock and a reduction in our ability to raise capital. We may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities; thus, a decline in the price of our Common Stock could be detrimental to our liquidity and our operations because the decline may adversely affect investors’ desire to invest in our securities. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products or services and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our Common Stock and we may be forced to reduce or discontinue operations.

Because we do not intend to pay any cash dividends on the shares of our Common Stock in the near future, our stockholders will not be able to receive a return on their shares unless and until they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the near future. The declaration, payment, and amount of any future dividends will be made at the discretion of our Board, and will depend upon, among other things, the results of operations, cash flow, and financial condition, operating and capital requirements, and other factors as our Board considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless our Board determines to pay dividends, our stockholders will be required to look to appreciation of our Common Stock to realize a gain on their investment. There can be no assurance that this appreciation will occur.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, possibly subject us to regulatory scrutiny and sanctions, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our Common Stock. Effective internal controls are necessary for us to provide reliable financial reports and effectively to prevent fraud. We maintain a system of internal controls over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our Board, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Because we are conducting our Offering pursuant to Tier 1 of Regulation A, we will not be subject to ongoing periodic reporting obligations with the Commission following qualification of the Offering Statement. As a Tier 1 issuer, we will not be required to file Annual Reports on Form 1-K, Semiannual Reports on Form 1-SA, or Current Reports on Form 1-U. Instead, our reporting obligations are limited to the filing of our Offering Statement on Form 1-A, including any amendments and offering circular supplements thereto, and the filing of a closing or exit report on Form 1-Z upon completion or termination of our Offering. These filings include financial statements and other disclosures regarding our operations and results.

We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue to grow. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our Common Stock.

We lack sufficient internal controls over financial reporting and implementing acceptable internal controls will be difficult with a limited number of management personnel, which will make it difficult to ensure that information required to be disclosed in our future reports filed and submitted under the Exchange Act is recorded, processed, summarized, and reported as and when required. As of the date of this Offering Circular, we currently lack certain internal controls over our financial reporting. We have a limited number of management personnel, which may make it difficult to implement such controls at this time. The lack of such controls makes it difficult to ensure that information required to be disclosed in our reports and ongoing filings under Regulation A, including annual, semiannual, and current reports required of Form 1-A issuers, will be accurately recorded, processed, summarized, and reported in a timely manner.

The reasons we believe that our disclosure controls and procedures are not fully effective are because:

●	there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to our size;
●	the staffing of our accounting department is weak due to the lack of qualifications and training, and the lack of formal review process;
●	our control environment is weak due to the lack of an effective risk assessment process, the lack of internal audit function, and insufficient documentation and communication of the accounting policies; and
●	failure in the operating effectiveness over controls related to recording revenue.

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We cannot assure you that we will be able to develop and implement the necessary internal controls over financial reporting. The absence of such internal controls may inhibit investors from purchasing shares of our Common Stock and may make it more difficult for us to raise debt or equity financing.

Shares of our Common Stock are categorized as “penny stock,” which may make it more difficult for investors to sell their shares of our Common Stock due to suitability requirements. The Commission adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. The price of the shares of our Common Stock is significantly less than $5.00 per share and we did not qualify for any of the other exceptions; therefore, the shares of our Common Stock are considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with his or her spouse. The penny stock rules require a broker-dealer buying our securities, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability and/or willingness of broker-dealers to trade our securities, either directly or on behalf of their clients, may discourage potential investor’s from purchasing our securities, or may adversely affect the ability of our stockholders to sell their shares of our Common Stock.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted sales practice requirements that may limit a stockholder’s ability to buy and sell shares of our Common Stock, which could depress the price of a share of our Common Stock. In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy shares of our Common Stock, which could limit your ability to buy and sell shares of our Common Stock, have an adverse effect on the market for shares of our Common Stock, and thereby depress the per-share price of our of Common Stock.

The elimination of monetary liability against our directors, officers, and employees under Nevada law may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees. Our Articles of Incorporation contain a provision limiting the personal liability of our directors and officers to our stockholders and to us for damages for the breach of a fiduciary duty as a director or officer except with respect to (i) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of Nevada law. As a result, stockholders may understand that they have a more limited ability to recover damages from our directors and officers for purported breaches of fiduciary duty than they would absent such a provision. This could reduce the likelihood of litigation against our directors and officers even when such litigation might otherwise benefit our stockholders or us.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us. Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The potential effect of Nevada’s business combination law is to discourage parties interested in taking control of us from doing so if these parties cannot obtain the approval of our Board. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

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Risks Relating to our Offering

The shares of our Common Stock are offered on a “best efforts” basis, and we may not sell the maximum Offering. If we do not raise a substantial amount of proceeds, we will not have sufficient working capital and will not be able to carry out the business as described in this Offering Circular. Because there is no minimum offering amount required in our Offering, the actual proceeds that we may receive are not presently determinable and may be substantially less than the maximum amount we are offering hereby.

Because this is a “best efforts” offering, investors who invest initially will be subject to more risk than those who invest later. Because there is no minimum amount of proceeds we must raise, the earlier investors will incur a greater degree of risk. If you purchase shares of our Common Stock in our Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use of Proceeds that we have outlined in this Offering Circular or to meet our working capital needs.

We may not be able to obtain additional financing. Even if we are successful in selling the maximum Offering, we may require additional funds to continue and grow our business. Our cash needs will increase as we expand data assets, computing infrastructure, research collaborations, regulatory capabilities, and inventory for consumer products. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for implementation of our strategy, which could seriously harm our business, financial condition, and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current stockholders and to you if you invest in our Offering.

An investment in shares of our Common Stock is speculative and there can be no assurance of any return on any such investment. An investment in our Common Stock is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The offering price has been arbitrarily determined. The offering price of the shares of our Common Stock has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to the quotation price of our Common Stock on the OTCID or our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the shares of our Common Stock may not be indicative of the value of the shares or of the Company, now or in the future.

Our management has broad discretion in the application of proceeds. Our management has broad discretion to adjust the application and allocation of the net proceeds from our Offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds hereof.

If we are not successful, you may lose your entire investment. Prospective investors should be aware that, if we are not successful in our business, their entire investment in the Company could become worthless. Even if the Company is successful, we can provide no assurances that investors will derive a profit from their investment. We expect that we will need additional capital to meet our obligations and achieve our business objectives, and we cannot guarantee we will be successful in locating additional required capital as and when needed or that any such amounts will be sufficient for us to establish material revenue growth. If we are not successful, you may lose your entire investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this Offering Circular regarding our strategy, future events, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, among others, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “would,” “will,” “should,” “could,” “objective,” “target,” “ongoing,” “contemplate,” “potential,” or “continue” or the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, statements about:

●	our ability to timely implement our strategic initiatives and raise sufficient capital on suitable terms;

●	our ability to compete effectively;

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, and our ability to achieve and maintain future profitability;

●	our expectations and management of future growth;

●	our beliefs regarding our liquidity and sufficiency of cash to fund our operations; and

●	the other matters described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in our forward-looking statements. We have included important factors in the cautionary statements included in this Offering Circular, particularly in the “Risk Factors” section beginning on page 14 of this Offering Circular, which could cause actual results or events to differ materially from such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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USE OF PROCEEDS

If our Offering is consummated and all 1,000,000,000 shares of our Common Stock offered hereby are sold, the gross proceeds from the sale of those shares at the price of $0.005 per share would be $5,000,000 and the net proceeds would be approximately $4,850,000 after giving effect to estimated expenses in connection with our Offering of approximately $150,000, including, but not limited to, printing and copying costs, legal fees, internal accounting fees, filing fees, postage, and other miscellaneous costs and expenses. Notwithstanding the foregoing, the Company can provide no assurances as to the total number of shares of our Common Stock that may be sold or the amount of expenses to be paid. The abovementioned Offering expenses are estimates only and the actual expenses of our Offering may be higher or lower than anticipated.

The net proceeds from our Offering of $4,850,000 are expected to be used by the Company for capital expenditures, product marketing programs, research and development, validation of new product claims, new peptide discovery and delivery technologies, capital infusion for business growth, potential acquisition(s) (although none is scheduled as of the date of this Offering Circular), the increase in stockholders’ equity required for a potential up-listing to OTCQB®, and general operating capital. The Company has significant discretion over the use of the net proceeds from our Offering. Pending our use of net proceeds, we intend to invest them in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

As is the case with any business, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through our Offering will prove optimal or translate into revenue or profitability for the Company. A portion of the proceeds may also be allocated to the planned U.S. telehealth peptide services platform, including costs for telehealth software, medical-record systems, clinician contracting and onboarding, legal and regulatory compliance, pharmacy-partner integration, patient intake workflows, laboratory and monitoring coordination, patient support, adverse-event reporting processes, data privacy and cybersecurity controls, insurance, marketing, and general operating capital for the service line.

More specifically, proceeds allocated to peptide research and development may be used for scientific personnel and consultants, computational infrastructure and data resources, peptide synthesis and analytical testing, formulation and delivery feasibility studies, stability and impurity testing, preclinical pharmacology and toxicology planning, CROs’ and CDMOs’ fees, regulatory consulting, pre-IND or IND-related preparation, clinical-protocol development, IRB and trial-startup activities, safety-monitoring systems, data-management infrastructure, IP filings, freedom-to-operate analyses, and collaboration or option-to-license expenses. The exact allocation among these categories will depend on the amount raised, candidate-selection results, regulatory feedback, partner interest, and management’s assessment of development priorities.

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MARKET INFORMATION

Our Common Stock is quoted on the OTCM’s OTCID, under the symbol “FITY.” The following table shows the high and low closing bid prices of our Common Stock for periods indicated as reported by OTCM. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

Quarter Ended	High Closing Bid Price Per Share	Low Closing Bid Price Per Share
Fiscal Year 2026
Fourth Quarter	$0.0008	$0.0003
Third Quarter	$0.0007	$0.0002
Second Quarter	$0.0036	$0.0005
First Quarter	$0.0068	$0.0002

Fiscal Year 2025
Fourth Quarter	$0.0147	$0.0008
Third Quarter	$0.0025	$0.0004
Second Quarter	$0.0047	$0.0006
First Quarter	$0.0400	$0.0006

Fiscal Year 2024
Fourth Quarter	$0.0430	$0.0110
Third Quarter	$0.0250	$0.0020
Second Quarter	$0.0498	$0.0078
First Quarter	$0.1250	$0.0080

On August 3, 2026, the closing bid price of our Common Stock as reported by OTCM was $0.0004 per share.

Holders

As of August 3, 2026, we had approximately 33 record holders of shares of our Common Stock. As of August 3, 2026, 1,185,318,600 shares of our Common Stock were issued and outstanding.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

Dividends

We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to the dividend policy will made at the discretion of our Board.

Issued and Outstanding Securities Not Registered under the Securities Act

None of the shares of our Common Stock and preferred stock has been registered under the Securities Act. Accordingly, the shares of our Common Stock and preferred stock that are issued and outstanding and that are not in the public markets through an exemption from such registration constitute “restricted securities” and may not be resold absent registration under the Securities Act and applicable state securities laws or an available exemption thereunder.

Rule 144

Shares of our Common Stock that are restricted securities may be eligible for resale in compliance with Rule 144 of the Securities Act, subject to the requirements described below. “Restricted securities,” as defined under Rule 144, were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as Rule 144.

For so long as we are not a reporting company under Section 13 or 15(d) of the Exchange Act, holders of our restricted securities would generally be required to hold such securities for at least one year before resale under Rule 144, subject to the availability of current public information and compliance with the other conditions of the rule. However, because we previously were a “shell company” as that term is defined in Rule 12b-2 of the Exchange Act, Rule 144 is not currently available for the resale of our restricted securities. Even though we are not currently a “shell company,” Rule 144 will become available one year after we become a reporting company under the Exchange Act by filing “Form 10 information” and remaining current in our Exchange Act filings.

Assuming that we have met the above requirements, as to which there can be no assurance, Rule 144 would be applied as set forth in the next two paragraphs:

●	For a person who has not been deemed to have been one of our affiliates at any time during the 90 days preceding a sale, sales of shares of Common Stock held longer than six months, but less than one year, will be subject only to the current public information requirement. A person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation, or notice provisions of Rule 144.

●	A person who is our affiliate or who was our affiliate at any time during the preceding three months and who has beneficially owned restricted securities for at least six months, will generally be entitled to sell within any three-month period a number of shares that does not exceed one percent of the number of shares of our Common Stock then outstanding. Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Persons who may be deemed to be affiliates generally include individuals or entities that control, or are controlled by, or are under common control with, us and may include our directors and officers, as well as our significant stockholders.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2026:

●	on an actual basis; and

●	on a pro forma as adjusted basis, giving effect to the sale of shares of our Common Stock, at the Offering price of $0.005 per share of our Common Stock, after estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the closing of our Offering will be adjusted based on the actual Offering price and other terms of our Offering determined by us. You should read the following table in conjunction with our unaudited consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this Offering Circular.

As of March 31, 2026

	Actual	Pro Forma, as Adjusted (Maximum Offering)	Pro Forma, as Adjusted (75% Offering)	Pro Forma, as Adjusted (50% Offering)	Pro Forma, as Adjusted (25% Offering)
Cash and cash equivalents	$140	$4,850,140	$3,600,140	$2,350,140	$1,100,140
Total liabilities	$191,676	191,676	191,676	191,676	191,676

Stockholders’ deficit:
Series A Preferred Stock, $0.00001 par value, 3,800,000 shares authorized, 3,800,000 issued and outstanding as of March 31, 2026; Series B Preferred Stock, $0.00001 par value, 10,200,000 shares authorized, 8,515,742 issued and outstanding as of March 31, 2026	151	151	151	151	151

Common stock, $0.001 par value, 3,000,000,000 shares authorized, 977,318,600 shares issued and outstanding as of March 31, 2026 (1,977,318,600 shares issued and outstanding at 100%,727,318,600 shares issued and outstanding at 75%. 1,477,318,600 shares issued and outstanding at 50%. 1,227,318 shares issued and outstanding at 25%)	1,277,318	2,277,318	2,027,318	1,777,318	1,527,318
Additional paid-in capital	3,792,471	7,642,471	6,642,471	56,422,471	46,442,471
Accumulated deficit	(5,259,905)	(5,259,905)	(5,259,905)	(5,259,905)	(5,259,905)
Total stockholders’ (deficit)/equity	(189,965)	4,660,035	3,599,810	2,349,810	1,099,810
Total liabilities and stockholders’ equity	$1,711	$4,851,711	$3,601,711	$2,351,711	$1,101,711

The number of issued and outstanding shares of our Common Stock as of March 31, 2026, excludes as of such date:

●	500,150,000 shares of our Common Stock issuable upon the conversion of 1,429,000 outstanding shares of Series B Preferred Stock issued to MTEK Holdings, Inc.; 180,000,000 shares of our Common Stock issuable up conversion of 3,000,000 outstanding shares of Series B Preferred Stock accrued and owed to Robert Clark. and 300,000,000 shares of Common Stock owed to Robert Clark per his employment agreement.

●	2,145,183,800 shares of our Common Stock issuable upon the conversion of outstanding convertible debt.

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DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate shares of our issued and outstanding Common Stock) that occurs for any given share of our Common Stock when additional shares of our Common Stock are issued. If all of the shares of our Common Stock in our Offering are fully subscribed and sold, the shares of our Common Stock offered herein will constitute approximately 50.57% (at 100% of our Offering), approximately 43.42% (at 75% of our Offering), approximately 33.84% (at 50% of our Offering), or approximately 20.37% (at 25% of our Offering) of the total shares of our Common Stock then outstanding. Further, we anticipate that, subsequent to our Offering, we may require additional capital. If we raise capital through the sale of equity, or securities convertible into equity, it could result in the issuance of additional shares of our Common Stock and dilution to our then-existing stockholders.

If you invest in the shares of our Common Stock, your ownership interest will be diluted immediately to the extent of the difference between our Offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after our Offering.

Our historical net tangible book value as of March 31, 2026, was approximately $(189,965) or approximately ($0.000194) per share of our Common Stock, based on 977,318,600 shares of our Common Stock issued and outstanding as of March 31, 2026. Historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the number of shares of our Common Stock issued and outstanding as of March 31, 2026.

After giving effect to the issuance and sale of up to 1,000,000,000 Shares in our Offering at an assumed Offering price of $0.005 per share of our Common Stock, after deducting estimated Offering expenses payable by us, our net tangible book value as of March 31, 2026 would have been approximately $4,660,035, or approximately $0.002357 per share of our Common Stock. This represents an immediate increase in net tangible book value per share of our Common Stock of $0.002551 to existing stockholders and immediate dilution of $0.002643 per share of our Common Stock to investors in our Offering. Dilution per share to investors in our Offering is determined by subtracting (i) the net tangible book value per share of Common Stock as of March 31, 2026, after our Offering, from (ii) the assumed Offering price per share of Common Stock paid by investors in our Offering. The following table illustrates this dilution on a per-share of our Common Stock basis:

Maximum Offering

Assumed Offering price per share of our Common Stock paid by investors		$0.0050
Less:
Historical net tangible book value per share of our Common Stock as of March 31, 2026, before our Offering	$(0.000194)
Increase in net tangible book value per share of our Common Stock attributable to investors participating in our Offering	$0.002551
Net tangible book value per share of our Common Stock as of March 31, 2026, after our Offering	$0.002357
Net tangible book value per share of our Common Stock as of March 31, 2026, after 100% of our Offering		$0.002357
Dilution per share of our Common Stock to investors in our Offering		$0.002643

75% of our Offering

Assumed Offering price per share of our Common Stock paid by investors		$0.0050
Less:
Historical net tangible book value per share of our Common Stock as of March 31, 2026, before our Offering	$(0.000194)
Increase in net tangible book value per share of our Common Stock attributable to investors participating in our Offering	$0.002168
Net tangible book value per share of our Common Stock as of March 31, 2026, after our Offering	$0.01974
Net tangible book value per share of our Common Stock as of March 31, 2026, after75% of our Offering		$0.001974
Dilution per share of our Common Stock to investors in our Offering		$0.003026

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50% of our Offering

Assumed Offering price per share of our Common Stock paid by investors		$0.0050
Less:
Historical net tangible book value per share of our Common Stock as of March 31, 2026, before our Offering	$(0.000194)
Increase in net tangible book value per share of our Common Stock attributable to investors participating in our Offering	$0.001656
Net tangible book value per share of our Common Stock as of March 31, 2026, after our Offering	$0.001462
Net tangible book value per share of our Common Stock as of March 31, 2026, after 50% of our Offering		$0.001462
Dilution per share of our Common Stock to investors in our Offering		$0.003538

25% of our Offering

Assumed Offering price per share of our Common Stock paid by investors		$0.0050
Less:
Historical net tangible book value per share of our Common Stock as of March 31, 2026, before our Offering	$(0.000194)
Increase in net tangible book value per share of our Common Stock attributable to investors participating in our Offering	$0.000935
Net tangible book value per share of our Common Stock as of March 31, 2026, after our Offering	0.000741
Net tangible book value per share of our Common Stock as of March 31, 2026, after 25% of our Offering		$0.000741
Dilution per share of our Common Stock to investors in our Offering		$0.004259

The number of issued and outstanding shares of our Common Stock as of March 31, 2026, excludes as of such date:

●	500,150,000 shares of our Common Stock issuable upon the conversion of 1,429,000 outstanding shares of Series B Preferred Stock issued to MTEK Holdings, Inc.; 180,000,000 shares of our Common Stock issuable up conversion of 3,000,000 outstanding shares of Series B Preferred Stock accrued and owed to Robert Clark. and 300,000,000 shares of Common Stock owed to Robert Clark per his employment agreement.

●	2,145,183,800 shares of our Common Stock issuable upon the conversion of outstanding convertible debt.

To the extent that the outstanding warrants are exercised, the convertible debt is converted, or we issue additional shares of our Common Stock in the future, there will be further dilution to investors participating in our Offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible equity or debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

This Offering Circular is part the Form 1-A that we filed with the Commission, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update, or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement.

We intend to sell the shares of our Common Stock in our Offering through the efforts of our Chief Executive Officer, Joel Gagnier. Dr. Gagnier will not receive any compensation for offering or selling the shares of our Common Stock in our Offering. We believe that Dr. Gagnier is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Dr. Gagnier:

●	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

●	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

●	is not an associated person of a broker or dealer; and

●	meets the conditions of the following:

○	primarily performs, and will perform at the end of this Offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

○	is not a broker or dealer, or an associated persons of a broker or dealer, and has not been within the preceding 12 months; and

○	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

Quotation

Our shares of Common Stock are quoted on the OTCM’s OTCID under the symbol “FITY.”

Pricing of our Offering

Prior to our Offering, there has been a limited public market for shares of our Common Stock. The offering price of the shares of our Common Stock in our Offering was determined by the Company. The principal factors considered in determining the Offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we operate and intend to operate;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of our Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies;

●	the recent market prices of, and demand for, shares of our Common Stock on the OTCM’s OTCID; and

●	other factors deemed relevant by us.

Offering Period and Expiration Date

Our Offering will terminate upon the earlier of (i) such time as all of the shares of our Common Stock have been sold pursuant to the Offering Statement or (ii) 365 days from the date of this Offering Circular, unless extended by our Board for an additional 90 days. We may, however, at any time and for any reason or no reason terminate our Offering.

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Procedures for Subscribing

When you decide to subscribe for shares of our Common Stock in our Offering, you should:

Go to fifty1labs.com home page, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, approve, execute, and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 1A-4 to the Offering Statement of which this Offering Circular is part.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

The subscription agreement requires investors to indemnify the company and its officers and directors for any claim of brokerage commissions, finders’ fees, or similar compensation, if the signatory to the subscription agreement does not have the legal authority to bind the investor and for the other representations and warranties made in Article II of the Subscription Agreement.

Right to Reject Subscriptions. After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been transferred to our bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a Subscription Agreement, we will countersign the Subscription Agreement and issue to you the shares of our Common Stock for which you subscribed and we accepted at closing with you. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request that we return your subscription funds. All accepted Subscription Agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase shares of our Common Stock in our Offering and prior to our acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in our Offering.

No Escrow

The proceeds of our Offering will not be placed into an escrow account. We will offer shares of our Common Stock on a “best efforts” basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into its bank account and may dispose of the proceeds in accordance with the Use of Proceeds.

Transfer Agent and Registrar

Our transfer agent and registrar for our shares of Common Stock is Pacific Stock Transfer Company. Its address is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. Its telephone number is 800-785-7785.

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DESCRIPTION OF SECURITIES

The following description summarizes the material terms and provisions of shares of our Common Stock and preferred stock. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Articles of Incorporation, and bylaws. The terms of the shares of our Common Stock and preferred stock may also be affected by Nevada law.

General

We are authorized to issue up to (1) 3,000,000,000 shares of our Common Stock, par value $0.001 per share, and (2) 14,000,000 shares of preferred stock, par value $0.00001 per share, consisting of 3,800,000 shares designated as Series A Preferred Stock and 10,200,000 shares designated as Series B Preferred Stock.

Common Stock

Of the 3,000,000,000 shares of our Common Stock authorized by our Articles of Incorporation, 1,185,318,600 shares of our Common Stock are issued and outstanding as of July 27, 2026. Each holder of a share of our Common Stock is entitled to one vote per share held of record on all matters submitted to a vote of the stockholders and is not entitled to cumulative voting for the election of directors. Holders of shares of our Common Stock do not have any pre-emptive, conversion, or other subscription rights. Holders of shares of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor, subject to the rights of preferred stockholders. We have not paid any dividends and do not intend to pay any cash dividends to the holders of shares of our Common Stock in the foreseeable future. We anticipate reinvesting our earnings, if any, for use in the development of our business. In the event of liquidation, dissolution, or winding up of the Company, the holders of shares of our Common Stock are entitled, unless otherwise provided by law or our Articles of Incorporation, including any certificates of designation for any series of preferred stock, to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of preferred stockholders. There are no redemption or sinking fund provisions applicable to the shares of our Common Stock.

We are not registering any class or series of our equity securities. We are providing a description of our series of preferred stock below to put into context the above description of the class of our Common Stock.

Preferred Stock

We are currently authorized to issue up to 14,000,000 shares of preferred stock, par value $0.00001 per share, of which 3,800,000 shares have been designated as Series A Preferred Stock and 10,200,000 shares have been designated as Series B Preferred Stock. To establish our Series A Stock and our Series B Stock, we filed an Amended and Restated Certificate of Designation (the “Designation”) with the Secretary of State of the State of Nevada on November 25, 2022, and then amended the Designation on December 10, 2024 and July 17, 2026. Our Board is authorized, without further approval from our stockholders, to create one or more additional series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock.

Series A Stock

Each share of Series A Stock has a par value of $0.00001 and a liquidation preference of $1.00 per share, plus any declared but unpaid dividends, before any distribution is made to holders of shares of our Common Stock or any stock ranking junior to the Series A Stock, including the Series B Stock. After payment in full of the applicable liquidation preference of the Series A Stock and the Series B Stock, any remaining assets legally available for distribution are distributed to the holders of the Series B Stock. 3,800,000 shares of preferred stock have been designated as Series A Stock, of which 3,800,000 shares are issued and outstanding as of August 3, 2026.

Each share of Series A Stock is convertible into 30 shares of our Common Stock, subject to adjustment for stock splits, stock dividends, and similar events, and carries 250,000 votes per share on all matters submitted to a vote of stockholders.

Holders of Series A Stock are entitled to dividends if, when, and as declared by our Board in its sole discretion.

Series B Stock

Each share of Series B Stock has a par value of $0.00001 and a liquidation preference of $1.00 per share. Upon any liquidation, dissolution, or winding up of the Company, holders of Series B Stock are entitled to receive their liquidation preference before any distribution is made to holders of stock ranking junior to the Series B Stock. Series A Stock ranks senior to the Series B Stock with respect to liquidation rights. After payment in full of the applicable liquidation preference of the Series B Stock and the Series A Stock, any remaining assets legally available for distribution are distributed ratably to the holders of the Company’s Common Stock.

The holders of Series B Stock have full voting rights on an as-converted basis, voting together with the Common Stock as a single class, and are entitled to elect a majority of our Board while any shares of Series B Stock remain outstanding. 10,200,000 shares of preferred stock have been designated as Series B Stock, of which 8,515,742 shares are issued and outstanding as of August 3, 2026.

Each share of Series B Stock is convertible into 350 shares of our Common Stock, subject to adjustment in the event of stock splits, stock dividends, and similar events. Holders are entitled to share in any dividends declared on Common Stock on an as-converted basis and have the same liquidation rights as the holders of shares of our Common Stock.     Holders of Series B Stock may not convert any of their shares if such conversion would result in their beneficial ownership exceeding 9.99% of our then-outstanding shares of Common Stock.

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Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our Articles of Incorporation, and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares of Common Stock.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Further Issuances of Preferred Stock. The ability of our Board, without action by the stockholders, to issue up to up to 14,000,000 shares of preferred stock (consisting of 3,800,000 shares of Series A Stock, all of which are issued and outstanding, and 10,200,000 shares of Series B Stock, of which 8,515,742 are issued and outstanding) with voting or other rights or preferences as designated by our Board (assuming that up to 1,684,258 shares of Series B Stock are issued or that some or all of that number are withdrawn from the authorized Series B Stock and are designated for some other Series by the Board) could impede the success of any attempt to effect a change in our management or a change in control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our Bylaws provide that special meetings of stockholders may be called only by our Board, the Chairman of our Board, the Chief Executive Officer, the President, or the Secretary acting under their instructions, and may also be called by holders of at least 10 percent of the outstanding shares of Common Stock entitled to vote on the matters proposed. Business transacted at any special meeting shall be limited to the purpose stated in the notice.

Stockholder Action by Written Consent. Our Bylaws allow for any action to be taken without a meeting that could properly occur at a meeting, as set forth pursuant to the Nevada Revised Statutes (“NRS”). A stockholder may withdraw consent only by delivering a written notice of withdrawal to us prior to the time that all consents are in our possession.

Stockholders Not Entitled to Cumulative Voting. Our Articles of Incorporation do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock (and our preferred stock voting as a single class) entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than, if applicable, any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share of our Common Stock paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of our Common Stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of capital stock of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named herein as having prepared or certified any part of this Offering Circular and the related Offering Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the qualification or offering of the shares of our Common Stock was employed on a contingency basis, or had, or is to receive, in connection with our Offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, selling agent, voting trustee, director, officer, or employee.

Clark Hill LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our Common Stock.

DESCRIPTION OF FACILITIES

Our principal executive offices and laboratories are located across multiple facilities in the United States and Canada. Our U.S. operations are based at 1525 11th Avenue, Seattle, Washington 98122, and our Canadian operations are based at 1505 West 2nd Avenue, Suite 506, Vancouver, British Columbia V6J 1H2. These facilities include office and laboratory space utilized for management, administrative, research, and product development activities.

We do not own any real property. We believe that our existing facilities are adequate for our current needs and that suitable additional space will be available as we expand operations.

LEGAL PROCEEDINGS

From time to time, we may be involved in various claims and legal proceedings relating to claims arising out of our operations. We are not currently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Our executive officers are appointed by, and serve at the pleasure of, our Board, holding office until their death, resignation, or removal from office. Each of our directors serve a one-year term, with the current director serving until the next annual meeting of stockholders, until his respective successor has been duly elected and qualified, or until his death, resignation, or removal.

The following table sets forth information regarding our executive officers and directors:

Name	Age	Position	Date First Elected or Appointed

Joel Gagnier, Ph.D., N.D.	53	Chief Executive Officer	December 2, 2025

Brandon Spikes	38	President and Director	November 13, 2022

Robert Clark	49	Chief Financial Officer and Director	March 18, 2023

Curtis Young	39	Director	November 14, 2022

Joel Gagnier, Ph.D., N.D. – Chief Executive Officer. Dr. Gagnier has served as our Chief Executive Officer since December 2025. He served as our Chief Science Officer from June 2025 until his appointment as our Chief Executive Officer. He is an internationally recognized clinical epidemiologist and trial-methods expert with 225 peer-reviewed publications and more than $30 million in research funding. Dr. Gagnier is an Associate Professor at Western University’s Schulich School of Medicine and Dentistry (Departments of Epidemiology & Biostatistics, and Surgery) since January of 2022 and serves on multiple scientific boards and editorial committees. His research spans musculoskeletal health, peptides, dietary supplements/natural health products, cell signaling molecules, evidence synthesis, and AI applications in clinical trial design. Dr. Gagnier was a faculty member in the Departments of Orthopaedic Surgery and Epidemiology from 2010 to 2022. Dr Gagnier has also been a senior official in several large nutraceutical companies and scientific/ research and development consultant for many years in this industry. We believe Dr. Gagnier’s global scholarly standing and scientific leadership qualify him to serve as our Chief Executive Officer.

Brandon Spikes – President and Director. Mr. Spikes has served as our President and one of our Directors since November 2022. Since April 2024, he has also served as Director of Player Development for the University of Florida’s GatorMade program, where he oversees mentorship, life-skills education, and professional-development initiatives for student-athletes. He concurrently serves as Brand Ambassador for Los Linderos Tequila since August 2024, and previously served as Chairman of the Board of Branded Legacy, Inc. from November 2020 to June 2023. Earlier in his career, from October 2017 to April 2020, he was Director of Client Services at DEC Management. He is a former NFL linebacker and two-time collegiate national champion with the University of Florida. Mr. Spikes earned a Bachelor of Arts in Anthropology from the University of Florida (2007 – 2024) and is pursuing an MBA at the University of Florida Warrington College of Business (2025 – 2027). We believe Mr. Spikes’s executive experience in brand development, governance, and athlete leadership qualifies him to serve as our President and Director.

Robert Clark – Chief Financial Officer and Director. Mr. Clark has served as one of our Directors since March 18, 2023 and as our Chief Financial Officer since June 2023. Mr. Clark also served as our Chief Executive Officer and Chairman of the Board of Directors from June 25, 2023 until his resignation from those positions on April 30, 2025. Robert Clark is a public markets executive with over 14 years of experience consulting for OTC and NASDAQ-listed companies, with expertise in guiding companies through IPOs and go-public processes, raising capital, executing uplistings, structuring mergers and acquisitions, and managing FINRA-regulated corporate actions. Over the past five years, he has served as Partner and Public Markets Consultant at One 9, LLC, where he provides strategic consulting, leads uplisting initiatives, structures M&A transactions, advises on product development and commercialization, resulting in successful launches in consumer beverages, sports supplements, networking hardware, and drones, and manages cryptocurrency investment strategies including proprietary GPU mining systems. Mr. Clark served as the CEO and Chairman of the Board of Kona Gold Beverage, Inc. from August of 2015 to October of 2023, building multiple subsidiaries into a multi-million dollar a year revenue generating company before his departures. He currently serves as Business Partner and Co-Owner of Ember & Oak, a popular Steakhouse, overseeing premium hospitality operations and commercial real estate. Mr. Clark earned a Bachelor of Science in Management Information Systems with a Minor in Finance from the School of Business Management at University of Central Florida College of Business in 2003. We believe Mr. Clark is qualified to serve as a CFO and Director of Fifty 1 Labs, Inc. due to his expertise in public capital markets, capital raising, uplistings, M&A, and FINRA compliance, his direct ongoing board service and working knowledge of public company governance, his proven track record in product development and market launches in consumer and supplement sectors, and his entrepreneurial success in scaling and exiting businesses combined with commercial real estate and hospitality management experience, enabling him to provide sophisticated strategic guidance, sound governance, and support for sustainable growth and stockholder value.

Curtis Young – Director. Mr. Young has served as one of our Directors since November 14, 2022. Mr. Young is a former professional football player whose career spanned from 2010 to 2019, including time with the Green Bay Packers organization during its Super Bowl XLV championship season and several Arena Football League teams. Throughout his athletic and professional career, he developed strong leadership, teamwork, discipline, and performance management skills while gaining extensive experience in physical conditioning, injury prevention, rehabilitation, and human performance. Since transitioning from professional athletics, Mr. Young has applied these experiences to business and the health and wellness industry, providing valuable insight into performance optimization, brand development, and strategic growth. We believe his leadership experience, understanding of consumer wellness, and expertise in human performance make him well qualified to serve on our Board of Directors and support the Company’s strategic initiatives in health, wellness, peptide biotechnology, and AI-driven healthcare.

Family Relationships

There are no family relationships among any of our executive officers or directors.

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EXECUTIVE COMPENSATION

Summary of Compensation Table

The following table sets forth certain compensation awarded to, earned by, or paid to the following “named executive officers,” which term is defined as follows:

(a)	all individuals serving as our principal executive officer and principal financial officer during the years ended June 30, 2025 and 2024; and
(b)	each of our three other most highly compensated executive officers who were serving as executive officers at the end of the years ended June 30, 2025 and 2024.

Except as set forth in the following table, we did not have any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the end of our 2025 fiscal year.

Name and Position	Fiscal Year	Salary ($)	Stock Awards ($)	Total ($)

Joel Gagnier, Ph.D., M.Sc., N.D. (1)(6)
Chief Executive Officer	2025	$0	$0	$0

Paul Arora, Ph.D. (2)
Former Chief Executive Officer	2025	$0	$0	$0

Brandon Spikes
President (3)	2025	$0	$0	$0

Michael Lawson (4)
Former Chief Executive Officer	2025	$0	$0	$0

Robert Clark (5)(6)
Former Chief Executive Officer and	2025	$208,219	$0	$0
Current Chief Financial Officer	2024	$254,110	$300,030	$0

(1)	Dr. Gagnier was appointed our Chief Executive Officer on December 2, 2025.
(2)	Dr. Arora served as our Chief Executive Officer from June 9, 2025 until his resignation on December 2, 2025.
(3)	Mr. Spikes was appointed our President on November 13, 2022.
(4)	Mr. Lawson served as our Chief Executive Officer and Chairman of the Board of Directors from April 30, 2025 until his resignation on June 3, 2025.
(5)	Mr. Clark served as our Chief Executive Officer and Chairman of the Board of Directors from June 25, 2023 until his resignation from those positions on April 30, 2025. He has served as one of our Directors since March 18, 2023, and as our Chief Financial Officer from June 25, 2023 to current.
(6)	The compensation reported consists of accrued salary earned during the applicable period; no cash payments of such accrued compensation had been made as of the date of this Offering Circular.

Narrative Disclosure to Summary Compensation Table

The following is a discussion of the material information that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table.

Chief Executive Officer – Joel Gagnier, Ph.D., N.D.

On December 2, 2025, we entered into an employment (the “Gagnier Employment Agreement”) with Joel Gagnier, who became our Chief Executive Officer, effective as of that date for an initial 22-month term, ending October 1, 2027, with an option for annual renewal by mutual agreement. During this first 22 months, Dr. Gagnier is to receive a monthly stipend of US$10,000. Upon the Company achieving a $50 million valuation, as determined by an independent third-party valuation firm, and Dr. Gagnier’s continuous service for 22 months, he will be entitled to a one-time cash payment of US$3,500,000. The Gagnier Employment Agreement does not currently provide for the grant of any stock options although it may be amended in the future. The Gagnier Employment Agreement provides for standard benefits eligibility, reimbursement of approved business expenses, and full indemnification to the maximum extent permitted under Nevada law. The Gagnier Employment Agreement also includes confidentiality, non-competition, non-solicitation, and non-disparagement covenants, as well as compliance and cooperation obligations related to SEC and OTCM filings.

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Chief Financial Officer – Robert Clark

On June 25, 2023, we entered into an employment agreement (the “Clark Employment Agreement”) with Robert Clark, who became our Chief Executive Officer effective as of that date through his resignation on April 30, 2025. Compensation included a $250,000 annual salary, 3,000,000 shares of Series B Preferred Stock, 300,000,000 shares of restricted common stock, performance bonuses (to be determined by the executive team), standard benefits (vacation, sick leave, and participation in company benefit plans), and reimbursement of reasonable business expenses. We have not yet tendered to Mr. Clark the compensation set forth under the Clark Employment Agreement. On June 25, 2023, Mr. Clark also commenced his continuous service as our Principle Financial Officer and a Director.

Former Chief Executive Officers

Michael Lawson

On April 30, 2025, Michael Lawson was appointed Chief Executive Officer and Chairman of the Board and resigned for personal reasons effective on June 3, 2025.

Paul Arora, M.D.

On June 9, 2025, we entered into an employment agreement (the “Arora Employment Agreement”) with Dr. Paul Arora, who became our Chief Executive Officer effective as of the same date through his resignation on December 2, 2025. The Arora Employment Agreement provided for an initial two-year term ending June 8, 2027, with an option for annual renewal by mutual agreement. The material economic terms of the Arora Employment Agreement were substantially similar to the economic terms of the Gagnier Employment Agreement, except we did not have a monthly compensation obligation.

Outstanding Equity Awards at Fiscal Year-End

We did not have any option awards or unvested stock awards outstanding as of June 30, 2025.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our director or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than as disclosed below, we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to our director or executive officers at, following, or in connection with the resignation, retirement, or other termination of our director or executive officers, or a change in control of our Company or a change in our director’s or executive officers’ responsibilities following a change in control.

We are or were party to employment agreements with each of our current and former executive officers. Each agreement provides that, if the executive’s or advisor’s service is terminated by the Company without cause or by the individual for good reason, the Company will (i) pay any earned but unpaid base compensation and accrued vacation, (ii) pay any earned but unpaid bonus, and (iii) reimburse properly documented business expenses, and will permit continued participation in Company benefit plans for a limited period in accordance with Company policy.

In the event of a change in control of the Company (as defined in each currently effective agreement), all unvested equity or preferred-stock awards held by the applicable officer or advisor immediately vest in full. Certain advisors are also eligible for milestone cash payments upon both (i) the Company achieving a $50 million valuation and (ii) continuous service for 24 months from commencement.

If an executive or advisor is terminated for cause or resigns without good reason, only accrued salary and vacation through the termination date are payable. In the event of termination due to death or disability, compensation is payable through the termination date.

Director Summary Compensation Table

As of the end of our 2025 fiscal year, we had 3 non-employee directors. We did not compensate them for their service as directors during any of the years in which they served.

Risk Assessment in Compensation Programs

During our 2025 and 2024 fiscal years, we paid compensation to our employees, including executive and non-executive officers. Due to the size and scope of our business, and the amount of compensation, we did not have any employee compensation policies and programs to determine whether our policies and programs create risks that are reasonably likely to have a material adverse effect on us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, based on information furnished to us, each person named in the tables below has sole voting and investment power with respect to the shares of our Common Stock shown as beneficially owned by such person, except as otherwise indicated. The number of shown represents the number of shares of our Common Stock the person “beneficially owns,” as determined by the rules of the Commission. The Commission has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant, or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account, or similar arrangement, or (iv) the automatic termination of a trust, discretionary account, or similar arrangement.

The following table sets forth, as of August 3, 2026, certain information with respect to the beneficial ownership of our Common Stock by (i) each stockholder, or group of affiliated stockholders, known by us to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group.

Name and Address	No. of Shares Beneficially Owners	Percent Owned Prior to our Offering (2)
Holders of more than 5% of our voting securities:
-	-	-

Directors and senior management who are not 5% holders:
Joel Gagnier Lakeshore, ON, CAN	-	-
Brandon Spikes* Charlotte, NC	-	-
Robert Clark* Melbourne, FL	-	-
Curtis Young* Shelby, NC	-	-
All Directors and Executive Officers as a Group (4 persons) (10)	-	-

* Indicates Director of the Company

The following table sets forth, as of August 3, 2026, certain information with respect to the beneficial ownership of our Series A Stock by (i) each stockholder, or group of affiliated stockholders, known by us to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percent Owned (%)

Brandon Spikes*	3,800,000	100%

Directors and Executive Officers as a Group (1 person) (1)	3,800,000	100%

* Indicates Director of the Company

(1)	Applicable percentage of ownership is based on 3,800,000 shares of our Series A Stock outstanding as of August 3, 2026. Brandon Spikes is the sole record and beneficial owner of all of the issued and outstanding shares of our Series A Stock, which also constitute all of the authorized shares of our Series A Stock.

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The following table sets forth, as of August 3, 2026, certain information with respect to the beneficial ownership of our Series B Stock by (i) each stockholder, or group of affiliated stockholders, known by us to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percent Owned (%) (1)
Beneficial Owner of More than 5%
Anthony Nicoletti 100 Duffy Avenue, Suite 510 Hicksville, NY 11801	3,333,333	39.14%

R&J Management Group (2) 1008 Brookmeade Drive Waxhaw, NC 28173	834,000	9.79%

Jermain Strong 751 North Drive Melbourne, FL 32934	2,735,933	23.83%

MTEK Holdings (3) 4245 Nautilus Close Vancouver, BC, Canada V6R 4L1	1,429.000	16.78%

Brandon Spikes* c/o Fifty 1 Labs, Inc. 1505 West 2nd Avenue, Suite 506 Vancouver, British Columbia V6J 1H2 Canada	857,142	10.07%

Directors and senior management who are not 5% holders
Joel Gagnier, Ph.D., N.D. c/o Fifty 1 Labs, Inc. 1505 West 2nd Avenue, Suite 506 Vancouver, British Columbia V6J 1H2 Canada	-	-

Robert Clark* c/o Fifty 1 Labs, Inc. 1505 West 2nd Avenue, Suite 506 Vancouver, British Columbia V6J 1H2 Canada	-	-

Curtis Young* c/o Fifty 1 Labs, Inc. 1505 West 2nd Avenue, Suite 506 Vancouver, British Columbia V6J 1H2 Canada	-	-

Directors and Executive Officers as a Group (4) persons) (2)	857,142	10.67%

* Indicates Director of the Company

(1)	Applicable percentage of ownership is based on 8,515,742 shares of our Series B Stock outstanding as of August 3, 2026, plus, for each stockholder, all shares that such stockholder could be issued within 60 days upon the conversion or exercise of any convertible or exercisable securities.

(2)	Includes 834,000 shares of the Company’s Series B Stock held by R&J Management Group, an entity over which Mr. Jamie Collins has voting and dispositive authority.

(3)	Includes 1,429,000 shares of the Company’s Series B Stock held by MTEK Holdings, an entity over which Mr. Kristian Thorlund has voting and dispositive authority.

Changes in Control

We do not know of any arrangements that may, at a subsequent date, result in a change in control.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

When we are contemplating entering into any transaction in which any executive officer, director, director nominee, or any family member of the foregoing would have any direct or indirect interest, regardless of the amount involved, the terms of such transaction have to be presented to the Chairman of our Board for his consideration. Our Board has not adopted a written policy for related party transactions.

Except for the transactions described below, we have had no related party transactions during the fiscal years ended June 30, 2025 and 2024.

Director Stock Purchase Agreement

On June 9, 2025, the Company entered into a Stock Purchase Agreement (the “SPA”) and a related Subscription Agreement with MTEK Holdings, Inc. (“MTEK”), a company owned and controlled by Mr. Kristian Thorlund, who was a member of the Company’s Board of Directors at the time the agreements were executed. Mr. Thorlund served as a director of the Company until December 2, 2025. Pursuant to the SPA and Subscription Agreement, MTEK agreed to purchase 1,429,000 shares of the Company’s Series B Preferred Stock for an aggregate purchase price of $350,000. The Series B Preferred Stock is convertible into an aggregate of 500,150,000 shares of the Company’s Common Stock at a conversion ratio of 350 shares of common stock for each share of Series B Preferred Stock, subject to customary anti-dilution adjustments. Management believes that the terms of the transaction were negotiated and approved in light of the Company’s capital needs and were on terms considered by the Company to be fair and reasonable under the circumstances.

Director Independence

Our Board is currently composed of Messrs. Clark, Spikes, and Young. Our Common Stock is not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards. However, we have determined that Messrs. Spikes and Young are independent in accordance with the rules of The Nasdaq Stock Market, LLC, and the Commission.

Board Committees

Our Board has three board committees – Audit Committee, Compensation Committee, and Governance and Nominating Committee.

Audit Committee

On January 2, 2025, our Board adopted an audit committee charter (the “Audit Committee Charter”) to govern the Audit Committee. Currently, Mr. Clark (Chairman) serves on the Audit Committee. Mr. Clark qualifies as an “audit committee financial expert.”

Compensation Committee

On January 2, 2024, our Board approved and adopted a charter (the “Compensation Committee Charter”) to govern the Compensation Committee. Currently, Messrs. Spikes and Clark (Chairman) serve as members of the Compensation Committee.

Governance and Nominating Committee

On January 2, 2024, our Board approved and adopted a charter (the “Nominating Committee Charter”) to govern the Governance and Nominating Committee (the “Nominating Committee”). Currently, Messrs. Spikes and Clark (Chairman) serve as members of the Nominating Committee.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this Offering Statement. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this Offering Statement.

Overview

We are a biotechnology company focused on the development and advancement of peptide products (e.g., BPC-157, TB-500, MOTSc, Sermorelin) and sciences (e.g., delivery, structure). We will leverage accepted biopharmaceutical and AI-enhanced research and design applications. Our mission is to advance the field of peptide sciences by identifying and validating new therapeutic candidates, initiating all phases of clinical research, and marketing and selling these peptides and related products. We operate within the life sciences space. In addition to our research and product-development activities, we intend to develop a U.S.-focused telehealth peptide services platform through which patients may receive virtual and in-person consultations, clinical intake, appropriate medical evaluation, and, where clinically indicated and legally permitted, prescriptions for individualized peptide-based therapies that are dispensed by qualified compounding pharmacies.

We continue to invest in research and development, partnerships, and intellectual property to expand the scope of our peptide-based science. Our leadership team combines experience in peptide sciences, pharmaceutical sciences, clinical epidemiology, clinical research, dietary supplements, AI, and machine learning, positioning us to seek to capitalize on the growing demand for greater scientific validation and innovation in the peptide sector. We also intend to invest in compliant telehealth infrastructure, clinician networks, pharmacy relationships, patient onboarding workflows, laboratory and monitoring pathways, and recurring subscription-based care models that complement our peptide science and commercialization strategy.

We intend to operate a staged peptide research and development program, focused on musculoskeletal biology, including in silico candidate generation, literature and pathway mapping, in vitro and ex vivo screening, formulation and stability assessment, bioanalytical-method planning, dose and route-of-administration rationale, CMC planning, IND-enabling safety work, where required, and protocol development for Phase I through Phase III clinical trials. These activities are expected to be conducted through internal scientific leadership, external advisors, academic collaborators, CROs, CDMOs, qualified analytical laboratories, and clinical research sites under written agreements addressing intellectual-property ownership, confidentiality, publication review, data rights, quality oversight, and regulatory responsibilities. research and development candidates will be treated as investigational unless and until applicable regulatory authorization or approval is obtained.

Historical Overview

We were incorporated on August 19, 1998, under the name WH Holdings, Inc., in the State of Nevada. Over the years, we have undergone several name changes reflecting the evolution of our business. In June 2004, we changed our name to Automotive Capital Group, Inc., and, shortly thereafter, in August 2004, to NowAuto, Inc. In July 2015, we changed our name to NowAuto Group, Inc., and in June 2016, to Consumer Automotive Finance, Inc. In March 2025, we adopted our current name, Fifty 1 Labs, Inc., to align with our transition from automotive and consumer finance operations to a focus on biotechnology, health sciences, and AI-driven research and development.

In March 2025, we completed a formal name and symbol change from Consumer Automotive Finance, Inc. (symbol “CAFI”) to Fifty 1 Labs, Inc. (symbol “FITY”) in connection with our broader repositioning and efforts to reestablish compliance with Rule 15c2-11. Since then, we have pivoted toward dietary supplement and peptide applications in the life sciences and healthcare space.

Looking forward, we intend to build on this foundation by developing and commercializing peptide-based products, peptide discoveries, pursuing strategic acquisitions, and cultivating partnerships in biotech, pharma, and wellness sectors and there can be no assurance that we will have success in such development and commercialization. We also intend to pursue a direct-to-patient telehealth peptide business model in the United States, subject to applicable federal and state healthcare, telemedicine, pharmacy, compounding, advertising, and professional-practice requirements and there can be no assurance that we will have success with that business model. See “Risk Factors” on page 14.

Operating Subsidiaries

We currently operate through subsidiaries and strategic initiatives focused on biotechnology and life sciences. Our subsidiaries provide complementary platforms and intellectual property designed to accelerate clinical research, peptide sciences, drug discovery, and AI-powered research capabilities. These initiatives may include both research and development businesses and patient-facing clinical-service models, including a planned telehealth peptide services line supported by licensed clinicians and external pharmacy partners.

Fifty1 Functional Medicine, Inc.

We operate Fifty 1 Functional Medicine, Inc., which is focused on peptides, cell signaling, applications to musculoskeletal conditions and related sports, fitness, and wellness applications. We also identify unique peptides, formulations, and delivery methods and intend to conduct Phase 1 through Phase III clinical research in these areas. Our objective is to provide evidence-based and innovative peptide-based products for a variety of MSK applications. This subsidiary serves as a traditional biotech, helping us to expand into broader contemporary markets.

The peptide research and development activities of Fifty 1 Functional Medicine, Inc. are intended to include target and pathway prioritization for muscle, tendon, ligament, bone, cartilage, post-operative recovery, and sports-injury applications; candidate selection and analogue optimization; formulation and delivery feasibility work; preclinical pharmacology, pharmacokinetic, pharmacodynamic, safety, and toxicology planning; development of clinical protocols and statistical analysis plans; and generation of evidence packages to support partnering, licensing, future regulatory submissions, and, where appropriate, clinical-stage development.

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51 Labs LLC

51 Labs is a sports supplement and nutrition company founded by Brandon Spikes, a two-time football collegiate national champion with the University of Florida Gators and a former NFL linebacker. Mr. Spikes’ passion for performance, discipline, and personal improvement led to the creation of 51 Labs, which develops and markets high-quality sports nutrition products designed for both everyday fitness enthusiasts and professional athletes. We believe this brand’s association with professional sports and collegiate athletics provides a strong foundation for future growth in the performance nutrition market.

Planned U.S. Telehealth Peptide Services Platform

We intend to add a U.S.-focused telehealth peptide services component to our business. The planned model would allow patients to complete digital intake, schedule virtual consultations, and receive clinical evaluations from appropriately licensed healthcare professionals, who may include physicians, nurse practitioners, naturopathic doctors, where authorized by state law, and other qualified clinicians, but there can be no assurance that we will have success with this planned model. Where a clinician determines that a peptide therapy is medically appropriate and legally available, we expect that prescriptions would be transmitted to one or more independent compounding pharmacies with broad state licensure or distribution capabilities. The Company does not intend to represent that any peptide is approved for a use for which it is not approved and intends to structure prescribing, dispensing, advertising, and patient communications in accordance with applicable federal and state requirements.

Results of Operations

Fiscal Year Ended June 30, 2025 Compared to Fiscal Year Ended June 30, 2024

Revenues

Revenues for the fiscal year ended June 30, 2025 were $647, as compared to $470 for the fiscal year ended June 30, 2024, a $177 (or 37.7%) increase in revenues. The increase is attributable to an increase in sales.

We expect an increase in commercial revenue over the next 12 months as our business model is implemented and expanded and our commercial and retail accounts continue to grow and expand the products being sold in each of their retail locations. Additionally, we will continue to focus on the development of both current and new products while continuing to commercialize existing products lines. We may also seek to generate incremental recurring revenue from the planned telehealth peptide services platform through patient-paid monthly subscriptions, initial and follow-up virtual visit fees, platform or care-management fees, laboratory and monitoring coordination, refill-management services, educational or coaching services, and other lawful service or pharmacy-related arrangements, subject to regulatory constraints and successful implementation.

Gross Profit

Gross profit for the fiscal year ended June 30, 2025 was $404, as compared to $(304) for the fiscal year ended June 30, 2024, a $708 (or 232.89%) increase in gross profit. The increase is attributable reduction in cost of goods sold.

Operating Expenses

Operating expenses for the fiscal year ended June 30, 2025, were $704,277, as compared to $(635,694) for the fiscal year ended June 30, 2024, an increase of $1,339,971. The increase in operating expenses was primarily attributable to the recognition of accrued executive compensation under the employment agreement with former Chief Executive Officer Robert Clark, professional fees, bad debt expense, and impairment charges, partially offset by decreases in advertising expenses. During fiscal 2025, we recognized $208,219 of accrued executive compensation related to Mr. Clark’s employment agreement, compared to $254,110 recognized during fiscal 2024. These amounts represent non-cash accrued compensation that had not previously been reflected in our financial statements.

We expect that operating expenses will remain consistent over the next 12 months as our long-term growth strategy will require significant changes in personnel and facilities, offset increased research and development expenses to ensure that products nearing commercialization are brought to market as quickly and as effectively. We cannot provide any assurances that our strategy will be effective.

As the peptide R&D platform is implemented, we expect research and development expenses to increase and to include costs associated with candidate screening, peptide synthesis, formulation and analytical work, preclinical and toxicology activities, quality and CMC planning, regulatory consulting, clinical-protocol preparation, CROs/CDMOs and laboratory services, data-management systems, intellectual-property prosecution, and external scientific advisors. These expenses may fluctuate materially depending on the number of candidates advanced, study design, regulatory requirements, vendor pricing, and the timing of partnering or licensing opportunities.

Other Expense

We had no other expenses for the fiscal years ended June 30, 2025 and 2024.

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Total Net Loss

As a result of the foregoing, our net loss totaled $703,873 for the year ended June 30, 2025, representing an increase of $1,685,184, or 141.67%, compared to net profit of $635,390 for the year ended June 30, 2024.

Cash Flow – Operating Activities

Net cash used in operating activities of ($495,625) during the year ended June 30, 2025, as compared to $1,339,263 during the year ended June 30, 2024. The decrease is mainly due to increases in professional fees, bad debt expenses, and impairment expenses, offset by significant decreases in advertising expenses.

Net cash used in operating activities during the year ended June 30, 2025 was primarily attributable general operating expenses, inventory, and accounts payable.

Net cash used in operating activities during the year ended June 30, 2024 was primarily attributable to inventory and accounts payable.

Cash Flow – Investing Activities

We had no net cash used in investing activities during the years ended June 30, 2025 and 2024.

Cash Flow – Financing Activities

For the year ended June 30, 2025, our cash provided by financing activities was $500,596, which includes $561,015 in proceeds from the issuance of convertible notes and $160,000 in proceeds from the issuance of notes payable.

For the year ended June 30, 2024, our cash provided by financing activities amounted to $(887,900), which includes $3,568,989 in proceeds received from the retirement of our Common Stock and $1,076,978 in proceeds from the issuance of convertible notes, $76 in proceeds from the issuance of notes payable, and $24,970 in repayments of notes payable.

Nine Months Ended March 31, 2026 Compared to Nine Months Ended March 31, 2025

Revenues

Revenues for the nine months ended March 31, 2026 were $47, as compared to $647 for the nine months ended March 31, 2025, a $600 (or 92.74%) decrease in revenues. The decrease is attributable fewer product sales.

Gross Profit

Gross profit for the nine months ended March 31, 2026 were $0, as compared to $404 for the nine months ended March 31, 2025, a $404 (or 100%) decrease in gross profit. The decrease is attributable fewer product sales.

Operating Expenses

Operating expenses for the nine months ended March 31, 2026, were $88,884, as compared to $136,867 for the nine months ended March 31, 2025, a decrease of $47,983. The decrease in operating expenses over the prior period can be attributed to fewer professional service fees.

Other Expense

We had no other expense for the nine months ended March 31, 2026 and 2025.

Total Net Loss

As a result of the foregoing, our net loss totaled $88,837 for the nine months ended March 31, 2026, representing a decrease of $47,626, or 64.21%, compared to $136,463 for the nine months ended March 31, 2025.

Cash Flow – Operating Activities

Net cash used in operating activities of $(25,011) during the nine months ended March 31, 2026, compared to $(136,434) during the nine months ended March 31, 2025. The decrease is mainly due to fewer professional service fees.

Net cash used in operating activities during the nine months ended March 31, 2026 was primarily attributable public company fees, website design, and travel.

Net cash used in operating activities during the nine months ended March 31, 2025 was primarily attributable to consulting, public company fees, and software subscriptions.

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Cash Flow – Investing Activities

We did not use net cash in investing activities during the nine months ended March 31, 2026 and 2025.

Cash Flow – Financing Activities

For the nine months ended March 31, 2026, our cash provided by financing activities amounted to $20,180, which includes $7,850 in proceeds from unsecured loans and $12,330 in proceeds from capital investment.

For the nine months ended March 31, 2025, our cash provided by financing activities amounted to $136,436, which includes $160,000 in proceeds from notes payable and $16,436 in proceeds from capital investment, $19,929 in proceeds from additional paid-in capital, and $(60,000) in opening balance equity.

Three Months Ended March 31, 2026 Compared to Three Months Ended March 31, 2025

Revenues

Revenues for the three months ended March 31, 2026 were $47, as compared to $101 for the three months ended March 31, 2025, a $54 (or 53.47%) decrease in revenues. The decrease is attributable fewer sales.

Gross Profit

Gross profit for the three months ended March 31, 2026 were $47, as compared to $43 for the three months ended March 31, 2025, a $4 (or 9.30%) increase in gross profit. The increase is attributable lower cost of goods sold.

Operating Expenses

Operating expenses for the three months ended March 31, 2026, were $48,218, as compared to $6,356 for the three months ended March 31, 2025, an increase of $41,862. The increase in operating expenses over the prior period can be attributed to professional services expense.

Other Expense

We had no other expense for the three months ended March 31, 2026 and 2025.

Total Net Loss

As a result of the foregoing, our net loss totaled $48,170 for the three months ended March 31, 2026, representing an increase of $41,857, or 29.4%, compared to $6,313 for the three months ended March 31, 2025.

Cash Flow – Operating Activities

Net cash used in operating activities of $(8,170) during the three months ended March 31, 2026 compared to $(6,265) during the three months ended March 31, 2025. The increase is mainly due to professional service fees.

Net cash used in operating activities during the three months ended March 31, 2026 was primarily attributable public company fees, professional services, and software subscriptions.

Net cash used in operating activities during the three months ended March 31, 2025 was primarily attributable to public company fees, and software subscriptions.

Cash Flow – Investing Activities

We did not use net cash in investing activities during the three months ended March 31, 2026 and 2025.

Cash Flow – Financing Activities

For the three months ended March 31, 2026, our cash provided by financing activities amounted to $3,810, which includes $3,310 in proceeds from capital investment and $500 in proceeds from the issuance of notes payable.

For the three months ended March 31, 2025, our cash provided by financing activities amounted to $6,266 in proceeds from an unsecured loan.

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Liquidity and Capital Resources

As of June 30, 2025 and March 31, 2026, we had cash positions of $4,971 and $140, respectively. We estimate our operating expenses for the near- and mid-term may continue to exceed the revenues that we may generate, and we may need to raise capital through either debt or equity offerings to continue operations. We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financings. Due to market conditions and the early stage of our operations, there is considerable risk that we will not be able to raise such financings at all, or on terms that are not overly dilutive to our existing stockholders. We can offer no assurance that we will be able to raise such funds. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations.

Going Concern

We have incurred operating losses since inception and have negative cash flow from operations. As of June 30, 2025, we had a stockholders’ deficit of $615,787, a working capital deficit of $155,029, and we incurred a net loss totaling $495,654 in fiscal year 2025. As of March 31, 2026, we had a stockholders deficit of $692,294, a working capital deficit of $167,710, and we incurred a net loss totaling $48,170 for the three months ended March 31, 2026. As a result, our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flow from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations, but there can be no assurance that such financing will be available on terms acceptable to us, if at all.

There is no assurance that we will ever be profitable or that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

Our consolidated financial statements have been prepared on a going concern basis, which implies we may not continue to meet our obligations and continue our operations for the next fiscal year. The continuation of our Company as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until we begin generating positive cash flow.

Basis of Presentation

The Company prepares its consolidated financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates. The operating results of the above-mentioned subsidiaries were consolidated with the consolidated financial statements of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (a) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (b) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (c) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share for convertible instruments by using the “if-converted” method. In addition, entities must presume share settlement for purposes of calculating diluted earnings per share when an instrument may be settled in cash or shares. For smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 14, 2023. The Company is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

As of December 31, 2025, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

Use of Estimates

The Company’s financial statement preparation requires that management make estimates and assumptions which affect the reporting of assets and liabilities and the related disclosure of contingent assets and liabilities in order to report these financial statements in conformity with GAAP. Actual results could differ from those estimates.

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Inventory

Inventory is composed of finished goods, in-process, and raw goods inventory, valued on a first in first out basis, and includes production cost, product freight in, and packaging costs. Slow moving and obsolete inventories are written down based on a comparison of on-hand quantities to historical and projected usages.

Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to operations as incurred. Depreciation and amortization are based on the straight-line method over the estimated useful lives of the related assets.

Intangible Assets

Intangible assets are amortized over their estimated useful lives. Each period, the Company evaluates the estimated remaining useful life of its intangible assets and whether events or changes in circumstances warrant a revision to the remaining period of amortization. Management tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Revenue Recognition

Revenue is recognized from the sale of hemp products when our performance obligation is satisfied. Our primary performance obligation (the distribution and sales of hemp products) is satisfied upon the shipment of products to our customers, which is also when control is transferred. The transfer of control of products to our customers is typically based on written sales terms that do not allow for a right of return after 30 days from the date of purchase. Revenue is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. In connection with the planned telehealth peptide services line, revenue may also be recognized from subscription or membership fees over the applicable service period, from virtual consultation fees when the consultation service is provided, from platform, care-management, laboratory-coordination, or patient-support fees when the related performance obligation is satisfied, and from any lawful pharmacy-related administrative or service-fee arrangements in accordance with ASC 606 and the terms of the applicable contracts. The Company will evaluate whether it acts as principal or agent for each arrangement, including arrangements involving independent clinicians, professional entities, laboratories, pharmacies, and other third-party service providers.

Fair Value of Financial Instruments

FASB ASC Topic 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the customer’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Derivative Financial Instruments

FASB ASC Topic 820, Fair Value Measurement, requires bifurcation of certain embedded derivative instruments, and measurement at their fair value for accounting purposes. A holder redemption feature embedded in the Company’s notes payable requires bifurcation from its host instrument and is accounted for as a freestanding derivative.

Under the Company’s contract ordering policy, the Company first considers common shares issued and outstanding as well as reserved but unissued equity awards, such as under an equity award program. All remaining equity linked instruments such as, but not limited to, options, warrants, and debt and equity with conversion features are evaluated based on the date of issuance. If the number of shares which may be issued under the Company’s agreements exceed the authorized number of shares or are unable to be determined, equity linked instruments from that date forward are considered to be derivative liabilities until such time as the number of shares which may be issued under the Company’s agreements no longer exceed the authorized number of shares and are able to be determined.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC Topic 815, Derivatives and Hedging Activities.

46

Stock-Based Compensation

All share-based payments to employees, directors, and contractors, including grants of stock options, restricted shares, or warrants, are recognized in the statement of operations based on their fair values at the time of grant in accordance with ASC Topic 718, Compensation – Stock Compensation.

Off Balance Sheet Arrangements

As of December 31, 2025 and on December 31, 2024, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to stockholders.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions and conditions. We continue to monitor significant estimates made during the preparation of our financial statements. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is Pacific Stock Transfer. Its address is 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119. Its telephone number is 800-785-7785.

Quotation on OTCM’s OTCID

Shares of our Common Stock are quoted on the OTCM’s OTCID under the symbol “FITY.”

47

LEGAL MATTERS

The validity of the shares of our Common Stock being offered under this Offering Circular will be passed upon for us by Clark Hill LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed or audited by an independent certified public accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Regulation A Offering Statement on Form 1-A under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information contained in the Offering Statement and the exhibits and schedules filed therewith. Many of the contracts and documents described in this Offering Circular are filed as exhibits to the Offering Statement and you may review the full text of these contracts and documents by referring to these exhibits. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

We are not currently subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Further, as we are conducting our Offering pursuant to Tier 1 of Regulation A, unlike a Tier 2 issuer, we are not required to file periodic and current reports with the Commission, including Annual Reports on Form 1-K, Semiannual Reports on Form 1-SA, and Current Reports on Form 1-U, as well as any post-qualification amendments or supplemental offering circulars as otherwise might be required by the Commission. We are required to file an Exit Report on Form 1-Z not later than 30 calendar days after termination or completion of our Offering. That filing and other information relating to our Company is available on the Commission’s website at www.sec.gov.

The Commission also maintains an Internet web site that contains reports, Offering Circulars, proxy statements, and information statements and other information regarding issuers, including Fifty 1 Labs, Inc., that file electronically with the Commission. The Commission’s Internet website address is https://www.sec.gov. Our Internet website addresses are fifty1labs.com and get51fit.com. None of the information that is found on our website or in any press releases issued by us is considered to be a part of the information set forth in this Offering Statement and should not be relied upon when making an investment decision in respect of the shares of our Common Stock offered hereby.

We do not anticipate that we will send an annual report to our stockholders until and unless we are required to do so by the rules of the Commission. All trademarks or trade names referred to in this Offering Circular are the property of their respective owners.

48

F-1

Fifty 1 Labs, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2025	June 30, 2024

Assets
Current Assets
Cash and cash equivalents	4,971	-
Security deposit	-	-
Total Current Assets	4,971	-

Other Assets
Inventory Assets	1,570	1,617
Total other assets	1,570	1,617

Total assets	$6,541	$1,617

Liabilities and stockholders’ equity (deficit)

Current Liabilities
Bank Fees	-	17
Convertible note payable	160,000	-
Payroll liability	462,329	-
Unsecured loan for interest	-	-
Total Current Liabilities	622,239	17

Total Liabilities	$622,329	$17

Stockholders’ Equity
Common stock par value $0.001 authorized 800,000,000 shares, and 571,878,600 shares issued and outstanding as on June 30, 2025, and 762,978,600 shares issued and outstanding as on June, 30, 2024.	571,878	762,978
Series A Preferred Stock, $0.00001 par value, 3,800,000 shares authorized, 3,800,000 issued and outstanding as of June 30, 2025 and June 30, 2024; Series B Preferred Stock, $0.00001 par value, 10,200,000 shares authorized, 8,037,142 issued and outstanding as of June 30, 2025 and 4,200,667 issued and outstanding as of June 30, 2024.	117	46
Common stock issuable (300,000,000)	300,000	300,000
Preferred stock issuable (4,429,000 shares)	44	30
Additional paid-in capital	4,185,570	3,593,959
Opening balance equity	-	-
Accumulated deficit	(5,673,396)	(4,909,523)
Total stockholders’ equity (deficit)	(615,787)	(252,510)

Total liabilities and stockholders’ equity (deficit)	$6,541	$1,617

See notes to consolidated financial statements

F-2

Fifty 1 Labs, Inc.

Consolidated Statement of Operations

(Unaudited)

	June 30, 2025	June 30, 2024

Revenue, net	$647	$470
Cost of goods sold	243	$774
Gross profit	404	$(304)

Expenses
General and administrative	$704,277	$(635,694)
Total expenses	$704,277	$(635,694)

Other income (expense)
Interest income net	-	-
Other income	-	-
Total other income	-	-

Net income (loss)	$(703,873)	$(635,390)

Loss per common share

Weighted average common shares outstanding	637,478,600	758,760,409

See notes to consolidated financial statements

F-3

Fifty 1 Labs, Inc.

Consolidated Statements of Stockholders’ (Deficit)

Years Ended June 30, 2024 and 2025

(Unaudited)

	Common Stock		Common Stock Issuable		Preferred Stock		Preferred Stock Issuable		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance June 30, 2023	727,660,385	727,660	0	0	4,634,000	13	-	-	4,772,900	(5,544,913)	(44,340)

Funds from private investor									24,970		24,970
Net income										635,390	635,390
Issuable			300,000,000	300,000			3,000,000	30			300,030
Issuance	105,318,215	105,318			33,334	33			220,000		325,351
Cancellation	(70,000,000)	(70,000)							(1,423,911)		(1,493,911)

Balance June 30, 2024	762,978,600	762,978	300,000,000	300,000	4,667,334	46	3,000,000	30	3,593,959	(4,909,523)	(252,510)

Funds from private investor									30,596		30,596
Net income										(703,873)	(703,873)
Issuance	308,900,000	308,900			7,169,808	70			869,962		1,178,932
Cancellation	##########	(500,000)							(308,947)	(60,000)	(868,947)
Preferred stock issuable							1,429,000	14			14

Balance June 30, 2025	571,878,600	571,878	300,000,000	300,000	11,837,142	117	1,459,000	44	4,185,570	(5,673,396)	(615,788)

See notes to consolidated financial statements

F-4

Fifty 1 Labs, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	June 30, 2025	June 30, 2024

OPERATING ACTIVITIES
Net income	$(703,873)	$635,390
Adjustments to reconcile net income to net cash provided by operations:
Decrease (increase) in accounts receivable	-	-
Decrease (increase) in inventory	46	(1,617)
Increase (decrease) in accounts payable	(18)	18
Increase (decrease) in payroll liability	208,219	254,110
Increase (decrease) in prepaid expenses	-	-
Total adjustments to reconcile net income to net cash provided by operations:	-	-
Net cash provided by operating activities	(495,625)	887,900
INVESTING ACTIVITIES
Purchase of equipment	-	-
goodwill	-	-
Net cash provided by investing activities	-	-
FINANCING ACTIVITIES
Notes payable	160,000	-
Additional paid-in capital	561,015	3,568,989
Capital investment	30,596	24,970
Common stock	(191,100)	762,978
Common stock issuable	-	300,000
Preferred stock	71	746
Preferred stock issuable	14	30
Opening balance equity	(60,000)	(5,544,913)
Net cash provided by financing activities	500,596	(887,900)
Net cash increase for period	4,971	-
Cash at beginning of period	0	-
Cash at end of period	$4,971	$-

See notes to consolidated financial statements

F-5

FIFTY 1 LABS, INC.

Notes To The Consolidated Financial Statements
June 30, 2025 and June 30, 2024

(Unaudited)

NOTE 1 – ORGANIZATION, NATURE OF OPERATIONS, AND GOING CONCERN

Organization

Fifty 1 Labs, Inc. (the “Company,” “Fifty 1 Labs,” “we,” “our,” or “us”) is a Nevada corporation originally incorporated on August 19, 1998. The Company has operated under several names throughout its corporate history, including WH Holdings, Inc., Automotive Capital Group, Inc., NowAuto, Inc., NowAuto Group, Inc., and Consumer Automotive Finance, Inc. In March 2025, the Company changed its name to Fifty 1 Labs, Inc. to better reflect its strategic focus on health, wellness, biotechnology, and life sciences.

The Company’s principal executive offices are located in Vancouver, British Columbia, Canada.

Nature of Operations

Fifty 1 Labs operates as a health, wellness, biotechnology, and life sciences holding company. The Company currently conducts its operations primarily through its wholly owned subsidiary, 51 Labs, LLC, which develops, markets, and distributes premium nutritional supplements designed to support athletic performance, recovery, and overall wellness. Current product offerings include pre-workout supplements, branched-chain amino acid (BCAA) formulations, electrolyte products, creatine, turmeric gummies, ashwagandha gummies, and other nutritional products.

During 2026, management announced a strategic evolution of the Company’s long-term business plan to include peptide biotechnology, precision health, longevity-focused therapeutics, and telehealth opportunities. The Company intends to pursue acquisitions, strategic partnerships, licensing opportunities, and internal product development intended to expand its presence within the rapidly growing biotechnology and healthcare sectors. These initiatives remain in various stages of evaluation and development.

The Company generates revenue primarily through the sale of nutritional supplements through direct-to-consumer channels, online marketplaces, wholesale distributors, and strategic retail relationships.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all information and footnote disclosures required by U.S. GAAP for complete annual financial statements.

In the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements have been included. Such adjustments consist only of normal recurring adjustments.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Fifty 1 Labs, Inc. and its wholly owned subsidiary, 51 Labs, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

As of June 30, 2025, the Company had cash of $4,971, total assets of $6,541, total liabilities of $622,329, and a stockholders’ deficit of $(615,787). For the year ended June 30, 2025, the Company incurred a net loss of $703,873 and had limited operating cash resources available to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

F-6

Management intends to address these conditions through a combination of equity financings, strategic partnerships, potential acquisitions, debt financing, and the commercialization of its health and wellness products and future biotechnology initiatives. The Company is also pursuing this Regulation A public offering to raise additional capital to support its business plan, product development activities, working capital requirements, and potential acquisitions.

There can be no assurance that the Company will successfully obtain additional financing or achieve profitable operations. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management believes the successful completion of the proposed Regulation A offering will provide additional working capital to execute the Company’s near-term operating strategy, including product commercialization, business development initiatives, strategic acquisitions, and general corporate purposes. However, there can be no assurance that the offering will be completed or that additional financing will be available on terms acceptable to the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the U.S. GAAP for interim financial information and the rules and regulations of the SEC applicable to Regulation A offerings. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for complete annual financial statements.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Fifty 1 Labs, Inc. and its wholly owned subsidiary, 51 Labs, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Significant estimates include, but are not limited to, the valuation of equity instruments, the collectability of receivables, the valuation of convertible debt, stock-based compensation, deferred tax assets, and the assessment of the Company’s ability to continue as a going concern, among others.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. At June 30, 2025, the Company had cash of $4,971 and no cash equivalents.

F-7

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. Revenue is recognized when control of promised goods is transferred to customers in an amount that reflects the consideration expected to be received in exchange for those goods.

Revenue is derived primarily from the sale of nutritional supplements and related health and wellness products through direct-to-consumer sales, online marketplaces, distributors, and retail partners. Revenue is recognized at the point in time when products are shipped or delivered, depending upon the terms of the underlying customer arrangement, as this is the point at which control of the products transfers to the customer.

The Company records estimated returns, allowances, discounts, and promotional incentives as reductions of revenue when the related sales are recognized. Historically, product returns have not been material.

Revenue Concentration

The Company generates substantially all of its revenue from the sale of nutritional supplement products through direct-to-consumer sales, online marketplaces, wholesale distributors, and strategic retail partners. Management periodically evaluates customer concentrations and believes that its customer base is sufficiently diversified to mitigate significant credit risk.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts payable, accrued liabilities, notes payable, and other current liabilities approximate fair value because of the short-term nature of these financial instruments.

The Company follows ASC Topic 820, Fair Value Measurement, which establishes a three-level hierarchy for measuring fair value:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.

●	Level 2: Observable inputs other than quoted market prices.

●	Level 3: Unobservable inputs reflecting management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation—Stock Compensation. Equity awards issued to employees, officers, directors, consultants, and service providers are measured at their grant-date fair value and recognized as compensation expense over the applicable service period.

Equity instruments issued in exchange for goods or services are measured based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are recognized based upon temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

Deferred tax assets are reduced by a valuation allowance when management concludes that it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company recognizes the financial statement effects of uncertain tax positions only when it is more likely than not that the position will be sustained upon examination by taxing authorities.

F-8

Basic and Diluted Loss Per Share

Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the reporting period.

Diluted net loss per share includes the effect of potentially dilutive securities, including convertible notes, preferred stock, warrants, and stock options, unless their inclusion would be anti-dilutive. Because the Company reported a net loss for the period presented, all potentially dilutive securities have been excluded from diluted loss per share, as their effect would have been anti-dilutive.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash maintained at financial institutions. Cash balances may, from time to time, exceed federally insured limits. The Company has not experienced losses on these accounts and believes the credit risk to be minimal.

Recently Issued Accounting Pronouncements

Management has reviewed all recently issued accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”). The Company believes that the adoption of accounting standards not yet effective will not have a material effect on its financial position, results of operations, or cash flows.

NOTE 3 – BALANCE SHEET COMPONENTS

The following summarizes the components of the related balance sheet accounts as of June 30, 2025:

Balance Sheet Components	June 30, 2025
Cash	$4,971
Inventory Assets	$1,570
Total Current Assets	$4,971
Convertible Note Payable	$160,000
Payroll Liability	$462,329
Other Current Liabilities	$-
Total Liabilities	$622,329

Cash

At June 30, 2025, the Company maintained cash balances of $4,971. Cash is maintained in financial institutions located in the United States and Canada. The Company believes its credit risk with respect to cash balances is minimal.

Inventory

Inventory consists primarily of finished nutritional supplement products held for sale to customers. Inventory is stated at the lower of cost or net realizable value, with cost determined using the first-in, first-out (“FIFO”) method.

Inventory consisted of the following:

June 30, 2025
Finished goods inventory	$1,570
Total Inventory	$1,570

Management periodically evaluates inventory for excess, obsolete, or slow-moving items and records reserves when necessary. No material inventory reserve was considered necessary at June 30, 2025.

F-9

During the year end June 30, 2025, the Company continued to maintain inventory levels sufficient to support anticipated customer demand. Management periodically evaluates inventory for slow-moving or obsolete items and determined that no material reserve was required as of June 30, 2025.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives.

At June 30, 2025, the Company did not own any material property or equipment requiring separate presentation in the accompanying condensed consolidated balance sheet.

Intangible Assets

The Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

At June 30, 2025, the Company did not have any separately identifiable intangible assets recorded on its condensed consolidated balance sheet.

Accrued Liabilities

Accrued liabilities consisted primarily of accrued operating expenses and accrued interest related to outstanding debt obligations.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

The following summarizes the components of the related balance sheet accounts as of June 30, 2025:

At June 30, 2025, the Company had outstanding convertible promissory notes with an aggregate carrying amount of $160,000, all of which were classified as current liabilities in the accompanying condensed consolidated balance sheet. The notes were issued to provide working capital and finance general corporate operations.

The Company’s outstanding convertible notes consist of unsecured and secured promissory notes issued to private investors. Interest rates vary by agreement and range from 0% to 18% per annum, with maturity dates extending through 2027. Certain notes provide the holders with the option to convert all or a portion of the outstanding principal and accrued interest into shares of the Company’s common stock pursuant to the conversion provisions contained in the applicable note agreements.

The Company evaluates all conversion features under the guidance of ASC 470, Debt, and ASC 815, Derivatives and Hedging, to determine whether embedded conversion features require separate accounting as derivative liabilities. Management concluded that no embedded derivative liabilities required separate recognition as of June 30, 2025.

The outstanding balance of convertible notes payable consisted of the following:

June 30, 2025
Outstanding Principal	$160,000
Current Portion	$160,000
Long-Term Portion	—
Interest Rates	0%–18%
Maturity Dates	Through 2027

During the year ended June 30, 2025, the Company continued to utilize convertible debt financing as a source of working capital. Management evaluated all outstanding convertible instruments for embedded derivative accounting under ASC 470 and ASC 815 and concluded that no derivative liabilities required separate recognition during the period. Interest expense associated with outstanding convertible notes was recognized in accordance with the applicable note agreements.

F-10

Interest expense related to convertible notes is recognized using the effective interest method over the contractual term of each note, when applicable. Accrued but unpaid interest is included within accrued liabilities in the accompanying condensed consolidated balance sheet.

Certain of the Company’s convertible notes contain customary events of default, including failure to make scheduled principal or interest payments, insolvency events, bankruptcy proceedings, or other material breaches of the underlying agreements. Upon the occurrence of an event of default, the holders may accelerate repayment of the outstanding indebtedness or exercise other remedies available under the applicable agreements.

The conversion of outstanding convertible notes into shares of the Company’s common stock would result in the issuance of additional shares of common stock and may cause dilution to existing stockholders. As discussed elsewhere in these financial statements and the accompanying Offering Circular, the Company also has other securities that may be convertible into common stock, including preferred stock and warrants, which could result in additional dilution if exercised or converted.

NOTE 5 – RELATED PARTY TRANSACTIONS

The following summarizes the components of the related balance sheet accounts as of June 30, 2025:

The Company enters into transactions with related parties in the ordinary course of business. Related parties include executive officers, directors, principal stockholders, and entities under common control. Management believes that all related party transactions have been conducted on terms that approximate those that would have been obtained in arm’s-length transactions.

Related Party Payables

At June 30, 2025, amounts due to related parties consisted of the following:

Description	June 30, 2025
Employee reimbursement payable	$0
Officer loan payable	$462,329
Total Related Party Payables	$462,329

These balances are included within current liabilities in the accompanying condensed consolidated balance sheet.

Officer Advances

From time to time, officers and directors advance funds to the Company to provide working capital and to fund operating activities. These advances are generally unsecured, non-interest-bearing unless otherwise specified, and payable upon demand or pursuant to separate written agreements.

During the years ended June 30, 2025 and June 30, 2024, the Company continued to utilize advances from officers to support operations and satisfy short-term liquidity needs. Management expects that additional related-party financing may be required until the Company generates positive operating cash flows or obtains additional third-party financing. Compensation

The Company recognizes compensation paid to officers and directors in accordance with ASC 718, Compensation—Stock Compensation, and other applicable accounting guidance. Compensation may consist of cash compensation, equity awards, restricted stock, preferred stock issuances, or other forms of consideration approved by the Board of Directors.

F-11

During the years ended June 30, 2025 and June 30, 2024, no material related party transactions occurred outside the ordinary course of business other than those disclosed herein.

NOTE 6 – STOCKHOLDERS’ EQUITY

The following summarizes the components of the related balance sheet accounts as of year ended June 30, 2025.

Preferred Stock

The Company is authorized to issue preferred stock in one or more series as determined by the Board of Directors.

At June 30, 2025, the Company had the following preferred stock outstanding:

Class	Shares Outstanding
Series A Preferred	3,800,000
Series B Preferred	8,515,742

Series A and Series B Preferred Stock possess various voting, liquidation, and conversion rights as described in the Company’s Articles of Incorporation. Certain preferred shares are convertible into shares of the Company’s common stock pursuant to the terms and conversion formulas set forth in the Company’s Articles of Incorporation.

Common Stock

The Company is authorized to issue 800,000,000 shares of common stock, par value $0.001 per share.

At June 30, 2025:

Authorized Shares	800,000,000
Issued and Outstanding	571,878,600
Par Value	$0.001

Common stockholders are entitled to one vote for each share held and participate ratably in any dividends when, as, and if declared by the Board of Directors.

Additional Paid-in Capital

At June 30, 2025, Additional Paid-in Capital totaled:

$4,185,570

Additional paid-in capital reflects amounts received by the Company in excess of par value from the issuance of common stock, preferred stock, conversion of debt, equity compensation, and other capital transactions.

During the year ended June 30, 2025, stockholders’ deficit changed primarily as a result of an increase in administrative expenses.

F-12

Capitalization

The Company has historically financed its operations through equity issuances, convertible debt financings, officer advances, and related-party funding. Management expects future operating requirements to be funded through a combination of revenues, strategic partnerships, additional equity financings, debt financings, and proceeds from the Company’s proposed Regulation A offering, if completed.

Accumulated Deficit

At June 30, 2025, the Company had an accumulated deficit of:

(5,673,396)

The accumulated deficit reflects cumulative operating losses incurred since inception.

Stockholders’ Deficit

The components of stockholders’ deficit were as follows:

June 30, 2025
Preferred Stock	$147
Common Stock	$371,878
Additional Paid-In Capital	$4,185,570
Accumulated Deficit	$(5,673,396)
Total Stockholders’ Deficit	$(615,787)

Share Issuances

During the year ended June 30, 2025, the Company issued additional shares of common stock in connection with compensation, contractual obligations, and financing activities. The Company records all equity issuances in accordance with ASC 505, Equity, based upon the fair value of the consideration received or the fair value of the securities issued, whichever is more readily determinable.

Share Activity During the Year Ended June 30, 2025

During the year ended June 30, 2025, the Company completed several equity transactions in connection with financing activities and capital restructuring. The Company issued shares of common stock and preferred stock in exchange for financing proceeds and other corporate purposes. During the period, the Company also canceled certain previously issued common shares as part of its capital structure management initiatives. All equity transactions were recorded in accordance with ASC 505, Equity, based upon the fair value of the consideration received or the fair value of the securities issued, whichever was more readily determinable.

Share Activity	Year Ended June 30, 2025
Beginning Common Shares Outstanding	762,978,600
Common Shares Issued	308,900,000
Common Shares Cancelled	500,000,000
Ending Common Shares Outstanding	571,878,600

F-13

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space utilized for its corporate headquarters and administrative operations under short-term lease arrangements. Lease expense is recognized on a straight-line basis over the term of the lease.

Future minimum lease obligations under non-cancelable operating leases are not material as of June 30, 2025.

Legal Proceedings

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business.

As of June 30, 2025, management is not aware of any pending or threatened litigation, claims, or governmental proceedings that, if determined adversely, would have a material effect on the Company’s financial position, results of operations, or cash flows.

Contingencies

The Company is subject to various claims and assessments that arise in the ordinary course of business. Management evaluates such matters on an ongoing basis and records liabilities when it is both probable that a liability has been incurred and the amount can be reasonably estimated.

Management believes that the ultimate resolution of any such matters will not have a material adverse effect on the accompanying condensed consolidated financial statements.

NOTE 8 – INCOME TAXES

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes.

Deferred tax assets and liabilities are recognized based upon temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets will not be realized.

At June 30, 2025, the Company had cumulative operating losses that generated federal and state net operating loss carryforwards available to offset future taxable income, subject to applicable limitations under the Internal Revenue Code.

Because of the Company’s history of operating losses and uncertainty regarding future taxable income, management has recorded a full valuation allowance against its deferred tax assets. Accordingly, no net deferred tax asset has been recognized in the accompanying condensed consolidated balance sheet.

The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense. As of June 30, 2025, management believes that no material uncertain tax positions exist that require recognition or disclosure.

For the year ended June 30, 2025, the Company did not record a current federal or state income tax provision due to operating losses incurred during the period. Management continues to maintain a full valuation allowance against deferred tax assets because realization of those assets is not considered more likely than not.

F-14

Fifty 1 Labs, Inc.

Consolidated Balance Sheets

(Unaudited)

	March 31, 2026	June 30, 2025
Current assets
Cash and cash equivalents	140	4971
Security deposit	-	-
Total current assets	$140	$4,971

Other assets
Inventory assets	1,570	1,570
Total other assets	$1,570	$1,570

Total assets	$1,711	$6,541

Liabilities and stockholders’ equity (deficit)

Current liabilities
Employee reimbursement payable	23,826	-
Convertible note payable	160,000	160,000
Payroll liability	502,239	462,329
Unsecured loan for interest	(7,850)
Total current liabilities	$694,005	$622,329

Total liabilities	$694,005	$622,329
Stockholder’s equity
Common stock par value $0.001 authorized 800,000,000 shares and 571,878,600 shares issued and outstanding as on June 30, 2025, and 977,318,600 shares issued and outstanding as of March 31, 2026	977,318	571,878
Series A Preferred Stock, $0.00001 par value, 3,800,000 shares authorized, 3,800,000 issued and outstanding as of March 31, 2026; Series B Preferred Stock, $0.00001 par value, 10,200,000 shares authorized, 8,515,742 issued and outstanding as of March 31, 2026 and 8,037,142 issued and outstanding as of June 30, 2025.	121	117
Common stock issuable (300,000,000)	300,000	300,000
Preferred stock issuable (4,429,000 shares)	(30)	30
Additional paid-in capital	3,792,471	3,821,424
Accumulated deficit	(5,762,232)	(5,105,987)
Total stockholders’ equity (deficit)	(692,294)	(615,787)

Total liabilities and stockholders’ equity (deficit)	$1,711	$1,573

See notes to consolidated financial statements

F-15

Fifty 1 Labs, Inc.

Consolidated Statement of Operations

For the Three and Nine Months Ended March 31, 2026 and March 31, 2025

(Unaudited)

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025

Revenue, net	$47	$101	$47	$647
Cost of goods sold	-	58	-	243
Gross profit	47	43	-	404

Expenses
General and administrative	48,218	6,356	88,884	136,867
Total expenses	48,218	6,356	88,884	136,867

Other income (expense)
Interest income, net	-	-	-	-
Other income	-	-	-	-
Total other income	-	-	-	-

Net income (loss)	$(48,170)	$(6,313)	$(88,837)	$(136,463)

Loss per common share

Weighted average common shares outstanding	780,428,890	637,478,600	780,428,890	637,478,600

See notes to consolidated financial statements

F-16

Fifty 1 Labs, Inc.

Consolidated Statements of Stockholders’ (Deficit)

For the Three Months Ended March 31, 2026

 (Unaudited)

	Common Stock		Common Stock Issuable		Preferred Stock		Preferred Stock Issuable		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance December 31, 2025	887,368,600	887,368	300,000,000	300,000	12,572,742	124	3,000,000-	30	3,879,107	(5,714,062)	(647,433)

Funds from private investor									3,310		3,310
Net income										(48,170)	(48,170)
Issuable
Conversion	89,950,000	89,950			(257,000)	(3)			(89,947)
Cancellation

Balance March 31, 2026	977,318,600	977,318	300,000,000	300,000	12,315,742	121	3,000,000	30	3,792,470	(5,762,233)	(692,293)

For the Nine Months Ended March 31, 2026

(Unaudited)

	Common Stock		Common Stock Issuable		Preferred Stock		Preferred Stock Issuable		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance June 30, 2025	571,878,600	571,878	300,000,000	300,000	11,837,142	117	4,459,000	44	4,185,570	(5,673,396)	(615,788)

Funds from private investor									12,330		12,330
Net income										(88,836)	(88,836)
Issuable
Conversion	405,440,000	405,440			(950,400)	(10)			(405,429)
Issuance					1,429,000	14	(1,429,000)	(14)

Balance March 31, 2026	977,318,600	977,318	300,000,000	300,000	12,315,742	121	3,000,000	30	3,792,470	5,762,233	692,293

See notes to consolidated financial statements

F-17

Fifty 1 Labs, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025

OPERATING ACTIVITIES
Net income	$(48,170)	$(6,313)	$(88,837)	$(136,463)
Adjustments to reconcile net income to net cash provided by operations:
Decrease (increase) in accounts receivable	-	-	-	-
Decrease (increase) in inventory	-	47	-	47
Increase (decrease) in payroll liability	40,000		40,000
Increase (decrease) in accounts payable	-	-	-	(18)
Increase (decrease) in other payables	-	-	23,826	-
Total adjustments to reconcile net income to net cash provided by operations:	-	-		-
Net cash provided by operating activities	(8,170)	(6,265)	(25,011)	(136,434)
INVESTING ACTIVITIES
Purchase of equipment	-	-	-	-
Goodwill	-	-	-	-
Net cash provided by investing activities	-	-	-	-
FINANCING ACTIVITIES
Unsecured loan	-	6,266	7,850	-
Notes payable	500	5,000	-	160,000
Additional paid-in capital	(89,947)	(534,983)	(405,430)	211,029
Capital investment	3,310	-	12,330	16,436
Common stock	89,950	535,000	405,440	(191,100)
Preferred stock	(3)	(17)	4	71
Preferred stock issuable	-	-	(14)	-
Opening balance equity	-	(5,000)	-	(60,000)
Net cash provided by financing activities	3,810	6,266	20,180	136,436
Net cash increase for period	(4,360)	1	(4,831)	-
Cash at beginning of period	4,501	2	4,971	-
Cash at end of period	$140	$3	$140	$3

See notes to consolidated financial statements

F-18

FIFTY 1 LABS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Three and Nine Months ended March 31, 2026

(Unaudited)

NOTE 1 – ORGANIZATION, NATURE OF OPERATIONS, AND GOING CONCERN

Organization

Fifty 1 Labs, Inc. (the “Company,” “Fifty 1 Labs,” “we,” “our,” or “us”) is a Nevada corporation originally incorporated on August 19, 1998. The Company has operated under several names throughout its corporate history, including WH Holdings, Inc., Automotive Capital Group, Inc., NowAuto, Inc., NowAuto Group, Inc., and Consumer Automotive Finance, Inc. In March 2025, the Company changed its name to Fifty 1 Labs, Inc. to better reflect its strategic focus on health, wellness, biotechnology, and life sciences.

The Company’s principal executive offices are located in Vancouver, British Columbia, Canada.

Nature of Operations

Fifty 1 Labs operates as a health, wellness, biotechnology, and life sciences holding company. The Company currently conducts its operations primarily through its wholly owned subsidiary, 51 Labs, LLC, which develops, markets, and distributes premium nutritional supplements designed to support athletic performance, recovery, and overall wellness. Current product offerings include pre-workout supplements, branched-chain amino acid (BCAA) formulations, electrolyte products, creatine, turmeric gummies, ashwagandha gummies, and other nutritional products.

During 2026, management announced a strategic evolution of the Company’s long-term business plan to include peptide biotechnology, precision health, longevity-focused therapeutics, and telehealth opportunities. The Company intends to pursue acquisitions, strategic partnerships, licensing opportunities, and internal product development intended to expand its presence within the rapidly growing biotechnology and healthcare sectors. These initiatives remain in various stages of evaluation and development.

The Company generates revenue primarily through the sale of nutritional supplements through direct-to-consumer channels, online marketplaces, wholesale distributors, and strategic retail relationships.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the U.S. GAAP for interim financial information and the rules and regulations of the SEC applicable to Regulation A offerings. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for complete annual financial statements.

In the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements have been included. Such adjustments consist only of normal recurring adjustments. Operating results for the three months ended March 31, 2026 and the nine months ended March 31, 2026 are not necessarily indicative of the results that may be expected for the full fiscal year.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Fifty 1 Labs, Inc. and its wholly owned subsidiary, 51 Labs, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

F-19

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

As of March 31, 2026, the Company had cash of $140, total assets of $1,711, total liabilities of $694,005, and a stockholders’ deficit of $(692,294). For the three months ended March 31, 2026, the Company incurred a net loss of $48,170 and had limited operating cash resources available to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

Management intends to address these conditions through a combination of equity financings, strategic partnerships, potential acquisitions, debt financing, and the commercialization of its health and wellness products and future biotechnology initiatives. The Company is also pursuing this Regulation A public offering to raise additional capital to support its business plan, product development activities, working capital requirements, and potential acquisitions.

There can be no assurance that the Company will successfully obtain additional financing or achieve profitable operations. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management believes the successful completion of the proposed Regulation A offering will provide additional working capital to execute the Company’s near-term operating strategy, including product commercialization, business development initiatives, strategic acquisitions, and general corporate purposes. However, there can be no assurance that the offering will be completed or that additional financing will be available on terms acceptable to the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and the rules and regulations of the SEC applicable to Regulation A offerings. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for complete annual financial statements.

In the opinion of management, all adjustments considered necessary for a fair presentation of the accompanying financial statements have been included. Such adjustments consist only of normal recurring adjustments. The results of operations for the three months ended March 31, 2026 and the nine months ended March 31, 2026 are not necessarily indicative of the results that may be expected for the full fiscal year ending June 30, 2026.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Fifty 1 Labs, Inc. and its wholly owned subsidiary, 51 Labs, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

F-20

Significant estimates include, but are not limited to, the valuation of equity instruments, the collectability of receivables, the valuation of convertible debt, stock-based compensation, deferred tax assets, and the assessment of the Company’s ability to continue as a going concern, among others.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. At March 31, 2026, the Company had cash of $140 and no cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. Revenue is recognized when control of promised goods is transferred to customers in an amount that reflects the consideration expected to be received in exchange for those goods.

Revenue is derived primarily from the sale of nutritional supplements and related health and wellness products through direct-to-consumer sales, online marketplaces, distributors, and retail partners. Revenue is recognized at the point in time when products are shipped or delivered, depending upon the terms of the underlying customer arrangement, as this is the point at which control of the products transfers to the customer.

The Company records estimated returns, allowances, discounts, and promotional incentives as reductions of revenue when the related sales are recognized. Historically, product returns have not been material.

Revenue Concentration

The Company generates substantially all of its revenue from the sale of nutritional supplement products through direct-to-consumer sales, online marketplaces, wholesale distributors, and strategic retail partners. Management periodically evaluates customer concentrations and believes that its customer base is sufficiently diversified to mitigate significant credit risk.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts payable, accrued liabilities, notes payable, and other current liabilities approximate fair value because of the short-term nature of these financial instruments.

The Company follows ASC Topic 820, Fair Value Measurement, which establishes a three-level hierarchy for measuring fair value:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.

●	Level 2: Observable inputs other than quoted market prices.

●	Level 3: Unobservable inputs reflecting management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation—Stock Compensation. Equity awards issued to employees, officers, directors, consultants, and service providers are measured at their grant-date fair value and recognized as compensation expense over the applicable service period.

Equity instruments issued in exchange for goods or services are measured based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

F-21

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are recognized based upon temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

Deferred tax assets are reduced by a valuation allowance when management concludes that it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company recognizes the financial statement effects of uncertain tax positions only when it is more likely than not that the position will be sustained upon examination by taxing authorities.

Basic and Diluted Loss Per Share

Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the reporting period.

Diluted net loss per share includes the effect of potentially dilutive securities, including convertible notes, preferred stock, warrants, and stock options, unless their inclusion would be anti-dilutive. Because the Company reported a net loss for the period presented, all potentially dilutive securities have been excluded from diluted loss per share, as their effect would have been anti-dilutive.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash maintained at financial institutions. Cash balances may, from time to time, exceed federally insured limits. The Company has not experienced losses on these accounts and believes the credit risk to be minimal.

Recently Issued Accounting Pronouncements

Management has reviewed all recently issued accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”). The Company believes that the adoption of accounting standards not yet effective will not have a material effect on its financial position, results of operations, or cash flows.

NOTE 3 – BALANCE SHEET COMPONENTS

The following summarizes the components of the related balance sheet accounts as of March 31, 2026:

Balance Sheet Components	March 31, 2026	June 30, 2025
Cash	$140	$4,971
Inventory	$1,570	$1,570
Total Current Assets	$1,711	$6,541
Convertible Notes Payable	$160,000	$160,000
Payroll Liability	526,155	462,329
Other Current Liabilities	$31,676	$-
Total Liabilities	$694,005	$622,329

Cash

At March 31, 2026, the Company maintained cash balances of $140. Cash is maintained in financial institutions located in the United States and Canada. The Company believes its credit risk with respect to cash balances is minimal.

F-22

Inventory

Inventory consists primarily of finished nutritional supplement products held for sale to customers. Inventory is stated at the lower of cost or net realizable value, with cost determined using the first-in, first-out (“FIFO”) method.

Inventory consisted of the following:

	March 31, 2026	June 30, 2025
Finished goods inventory	$1,570	1,570
Total Inventory	$1,570	1,570

Management periodically evaluates inventory for excess, obsolete, or slow-moving items and records reserves when necessary. No material inventory reserve was considered necessary at March 31, 2026.

During the nine months ended March 31, 2026, the Company continued to maintain inventory levels sufficient to support anticipated customer demand. Management periodically evaluates inventory for slow-moving or obsolete items and determined that no material reserve was required as of March 31, 2026.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives.

At March 31, 2026, the Company did not own any material property or equipment requiring separate presentation in the accompanying condensed consolidated balance sheet.

Intangible Assets

The Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

At March 31, 2026, the Company did not have any separately identifiable intangible assets recorded on its condensed consolidated balance sheet.

Accrued Liabilities

Accrued liabilities consisted primarily of accrued operating expenses and accrued interest related to outstanding debt obligations.

NOTE 4 – CONVERTIBLE NOTE PAYABLE

The following summarizes the components of the related balance sheet accounts as of March 31, 2026:

At March 31, 2026, the Company had outstanding convertible promissory notes with an aggregate carrying amount of $160,000, all of which were classified as current liabilities in the accompanying condensed consolidated balance sheet. The notes were issued to provide working capital and finance general corporate operations.

The Company’s outstanding convertible notes consist of unsecured and secured promissory notes issued to private investors. Interest rates vary by agreement and range from 0% to 18% per annum, with maturity dates extending through 2027. Certain notes provide the holders with the option to convert all or a portion of the outstanding principal and accrued interest into shares of the Company’s common stock pursuant to the conversion provisions contained in the applicable note agreements.

F-23

The Company evaluates all conversion features under the guidance of ASC 470, Debt, and ASC 815, Derivatives and Hedging, to determine whether embedded conversion features require separate accounting as derivative liabilities. Management concluded that no embedded derivative liabilities required separate recognition as of March 31, 2026.

The outstanding balance of convertible notes payable consisted of the following:

	March 31, 2026	June 30, 2025
Outstanding Principal	$160,000	160,000
Current Portion	$160,000	160,000
Long-Term Portion	-	-
Interest Rates	0%–18%	0-18%
Maturity Dates	Through 2027	Through 2027

During the nine months ended March 31, 2026, the Company continued to utilize convertible debt financing as a source of working capital. Management evaluated all outstanding convertible instruments for embedded derivative accounting under ASC 470 and ASC 815 and concluded that no derivative liabilities required separate recognition during the period. Interest expense associated with outstanding convertible notes was recognized in accordance with the applicable note agreements.

Interest expense related to convertible notes is recognized using the effective interest method over the contractual term of each note, when applicable. Accrued but unpaid interest is included within accrued liabilities in the accompanying condensed consolidated balance sheet.

Certain of the Company’s convertible notes contain customary events of default, including failure to make scheduled principal or interest payments, insolvency events, bankruptcy proceedings, or other material breaches of the underlying agreements. Upon the occurrence of an event of default, the holders may accelerate repayment of the outstanding indebtedness or exercise other remedies available under the applicable agreements.

The conversion of outstanding convertible notes into shares of the Company’s common stock would result in the issuance of additional shares of common stock and may cause dilution to existing stockholders. As discussed elsewhere in these financial statements and the accompanying Offering Circular, the Company also has other securities that may be convertible into common stock, including preferred stock and warrants, which could result in additional dilution if exercised or converted.

NOTE 5 – RELATED PARTY TRANSACTIONS

The following summarizes the components of the related balance sheet accounts as of March 31, 2026:

The Company enters into transactions with related parties in the ordinary course of business. Related parties include executive officers, directors, principal stockholders, and entities under common control. Management believes that all related party transactions have been conducted on terms that approximate those that would have been obtained in arm’s-length transactions.

Related Party Payables

At March 31, 2026, amounts due to related parties consisted of the following:

Description	March 31, 2026	June 30, 2025
Employee reimbursement payable	$23,826	0
Payroll liability	$526,155	462,329
Officer loan payable	$7,850	0
Total Related Party Payables	$557,831	462,239

F-24

These balances are included within current liabilities in the accompanying condensed consolidated balance sheet.

Officer Advances

From time to time, officers and directors advance funds to the Company to provide working capital and to fund operating activities. These advances are generally unsecured, non-interest-bearing unless otherwise specified, and payable upon demand or pursuant to separate written agreements.

During the three and nine months ended March 31, 2026, the Company continued to utilize advances from officers to support operations and satisfy short-term liquidity needs. Management expects that additional related-party financing may be required until the Company generates positive operating cash flows or obtains additional third-party financing.

Compensation

The Company recognizes compensation paid to officers and directors in accordance with ASC 718, Compensation—Stock Compensation, and other applicable accounting guidance. Compensation may consist of cash compensation, equity awards, restricted stock, preferred stock issuances, or other forms of consideration approved by the Board of Directors.

During the three months ended March 31, 2026, no material related party transactions occurred outside the ordinary course of business other than those disclosed herein.

NOTE 6 – STOCKHOLDERS’ EQUITY

The following summarizes the components of the related balance sheet accounts as of March 31, 2026:

Preferred Stock

The Company is authorized to issue preferred stock in one or more series as determined by the Board of Directors.

At March 31, 2026, the Company had the following preferred stock outstanding:

Class	Shares Outstanding	June 30, 2025
Series A Preferred	3,800,000	3,800,000
Series B Preferred	8,515,742	8,037,142

Series A and Series B Preferred Stock possess various voting, liquidation, and conversion rights as described in the Company’s Articles of Incorporation. Certain preferred shares are convertible into shares of the Company’s common stock pursuant to the terms and conversion formulas set forth in the Company’s Articles of Incorporation.

Common Stock

The Company is authorized to issue 3,000,000,000 shares of common stock, par value $0.001 per share.

At March 31, 2026:

Authorized Shares	3,000,000,000
Issued and Outstanding	977,318,600
Par Value	$0.001

F-25

Common stockholders are entitled to one vote for each share held and participate ratably in any dividends when, as, and if declared by the Board of Directors.

Additional Paid-in Capital

At March 31, 2026, Additional Paid-in Capital totaled:

$3,792,471

Additional paid-in capital reflects amounts received by the Company in excess of par value from the issuance of common stock, preferred stock, conversion of debt, equity compensation, and other capital transactions.

During the nine months ended March 31, 2026, stockholders’ deficit changed primarily as a result of (i) the issuance of common and preferred shares in financing transactions, (ii) additional paid-in capital recognized from equity issuances, (iii) cancellations of certain common shares as part of the Company’s capital structure management, and (iv) the net loss recognized during the period.

Capitalization

The Company has historically financed its operations through equity issuances, convertible debt financings, officer advances, and related-party funding. Management expects future operating requirements to be funded through a combination of revenues, strategic partnerships, additional equity financings, debt financings, and proceeds from the Company’s proposed Regulation A offering, if completed.

Accumulated Deficit

At March 31, 2026, the Company had an accumulated deficit of:

($5,762,232)

The accumulated deficit reflects cumulative operating losses incurred since inception.

Stockholders’ Deficit

The components of stockholders’ deficit were as follows:

March 31, 2026
Preferred Stock	$151
Common Stock	$1,277,318
Additional Paid-In Capital	$3,792,471
Accumulated Deficit	$(5,762,232)
Total Stockholders’ Deficit	$(692,294)

Share Issuances

During the three months ended March 31, 2026, the Company issued additional shares of common stock in connection with compensation, contractual obligations, and financing activities. The Company records all equity issuances in accordance with ASC 505, Equity, based upon the fair value of the consideration received or the fair value of the securities issued, whichever is more readily determinable.

F-26

Share Activity During the Nine Months Ended March 31, 2026

During the nine months ended March 31, 2026, the Company completed several equity transactions in connection with financing activities and capital restructuring. The Company issued shares of common stock and preferred stock in exchange for financing proceeds and other corporate purposes. During the period, the Company also canceled certain previously issued common shares as part of its capital structure management initiatives. All equity transactions were recorded in accordance with ASC 505, Equity, based upon the fair value of the consideration received or the fair value of the securities issued, whichever was more readily determinable.

Share Activity	Nine Months Ended March 31, 2026
Beginning Common Shares Outstanding	887,368,600
Common Shares Issued	89,950,000
Common Shares Cancelled	0
Ending Common Shares Outstanding	977,318,600

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space utilized for its corporate headquarters and administrative operations under short-term lease arrangements. Lease expense is recognized on a straight-line basis over the term of the lease.

Future minimum lease obligations under non-cancelable operating leases are not material as of March 31, 2026.

Legal Proceedings

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business.

As of March 31, 2026, management is not aware of any pending or threatened litigation, claims, or governmental proceedings that, if determined adversely, would have a material effect on the Company’s financial position, results of operations, or cash flows.

Contingencies

The Company is subject to various claims and assessments that arise in the ordinary course of business. Management evaluates such matters on an ongoing basis and records liabilities when it is both probable that a liability has been incurred and the amount can be reasonably estimated.

Management believes that the ultimate resolution of any such matters will not have a material adverse effect on the accompanying condensed consolidated financial statements.

NOTE 8 – INCOME TAXES

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes.

Deferred tax assets and liabilities are recognized based upon temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets will not be realized.

F-27

At March 31, 2026, the Company had cumulative operating losses that generated federal and state net operating loss carryforwards available to offset future taxable income, subject to applicable limitations under the Internal Revenue Code.

Because of the Company’s history of operating losses and uncertainty regarding future taxable income, management has recorded a full valuation allowance against its deferred tax assets. Accordingly, no net deferred tax asset has been recognized in the accompanying condensed consolidated balance sheet.

The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense. As of March 31, 2026, management believes that no material uncertain tax positions exist that require recognition or disclosure.

For the nine months ended March 31, 2026, the Company did not record a current federal or state income tax provision due to operating losses incurred during the period. Management continues to maintain a full valuation allowance against deferred tax assets because realization of those assets is not considered more likely than not.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these condensed consolidated financial statements were available to be issued in accordance with ASC Topic 855, Subsequent Events.

Subsequent events requiring recognition or disclosure include the following:

Subsequent Financing Activities

Subsequent to March 31, 2026, the Company continued pursuing financing alternatives, including the proposed Regulation A offering, to provide working capital, support future acquisitions, product commercialization, and general corporate purposes.

Strategic Business Development

The Company continued evaluating strategic acquisitions, licensing opportunities, and collaborative relationships intended to expand its health, wellness, peptide biotechnology, and telehealth business initiatives.

Evaluation of Subsequent Events

Management has evaluated subsequent events through the date these condensed consolidated financial statements were available to be issued and determined that, other than the matters described above and elsewhere in the accompanying Offering Circular, no additional events required recognition or disclosure.

Notes to the Condensed Consolidated Financial Statements

An Offering Statement pursuant to Regulation A relating to these shares of our Common Stock has been filed with the U.S. Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These shares of our Common Stock may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation, or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

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PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular (Subject to Completion)	Dated August 3, 2026

1,000,000,000 Shares

Fifty 1 Labs, Inc.

Common Stock

This is a public offering of shares of our Common Stock, par value $0.001 per share (our “Common Stock”). We are offering on a best-efforts basis up to a maximum of 1,000,000,000 shares of our Common Stock. The public offering price is $0.005 per share.

We expect to commence the offer and sale of shares of our Common Stock as of the date on which the Offering Statement of which this Offering Circular is a part is qualified by the U.S. Securities and Exchange Commission (the “Commission”). This offering is being conducted pursuant to Regulation A (Regulation A+) of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 1 offerings, where the offered securities will not be listed on a registered national securities exchange upon qualification.

Investing in our Common Stock may be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 14 to read about the risks you should consider before buying shares of our Common Stock.

	Price to Public	Selling agent Sales Commissions (1)	Proceeds to Issuer, Before Expenses (2)
Per share of our Comon Stock	$0.005	Not applicable	$0.005
Total maximum offering	$5,000,000	Not applicable	$5,000,000

(1)	Our Offering is being conducted on a “best efforts” basis by our officers and directors and not through a selling agent or other registered broker-dealer who is paid sales commissions.

(2)	We estimate the total expenses of our Offering, including fees and expenses for marketing and advertising of our Offering, media expenses, promotional expenses, fees for administrative, accounting, and legal services, fees for EDGAR document conversion and filing, website posting fees and transfer agent and registrar fees, will be $150,000 if the maximum number of shares of our Common Stock is sold in our Offering. Because this is a best efforts offering, the actual Offering amount and proceeds to us are not presently determinable and may be substantially less than the total maximum Offering set forth above. See “Plan of Distribution” beginning on page 30 of this Offering Circular for more information about our Offering.

We intend to sell our shares of Common Stock directly to investors and not through a selling agent or other registered broker-dealer who is paid sales commissions. Technology fees are expected to be paid to a third-party firm for the use of its software platform for the purpose of processing credit card subscriptions from investors. Such firm will be compensated by us based on a nominal fixed upfront and per-investor fee.

Our Offering will terminate upon the earlier of (i) such time as all of the Common Stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this Offering Circular, unless extended by our directors for an additional 90 days. The gross proceeds of our Offering will be deposited in the Company’s account at a bank or other financial institution. See “Offering Circular Summary – The Offering” on page 3.

Generally, no sale may be made to you in our Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular contains all of the representations by us concerning our Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

The shares of our Common Stock referenced in this Offering Circular may not be sold until qualified by the Commission. This Offering Circular is not an offer to sell, nor a solicitation of an offer to buy, any shares of our Common Stock in any state or other jurisdiction in which such sale is prohibited. This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is __________, 2026

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Exhibits and Financial Statement Schedules.

(a)	Exhibits.

See the Exhibit Index Immediately before the Signature Pages.

(b)	Financial Statement Schedules.

All schedules have been omitted because they are either inapplicable or the required information has been given in the financial statements or notes thereto.

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PART III

INDEX TO EXHIBITS

Exhibit No.
2.1*	Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on August 19, 1998
2.1a*	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on June 14, 2004
2.1b*	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on Augst 31, 2004
2.1c*	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on July 24, 2015
2.1d*	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on February 2, 2016
2.1e*	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on February 2, 2016
2.1f*	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on March 21, 2016
2.1g*	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on July 3, 2024
2.2*	Bylaws of the Company, dated November 7, 2017
2.3*	Amended and Restated Certificate of Designation of Series A and B Preferred filed with the Secretary of State of the State of Nevada, Dated July 17, 2026
4.1*	Subscription Agreement
6.1*	Stock Purchase Agreement by and among MTEK Holdings, Inc. and the Company, dated June 9, 2025
6.2*	Form of Convertible Note
6.3*	Employment agreement between the Company and Joel Gagnier, dated December 2, 2025
10.1*	Power of Attorney (set forth on signature page of the Offering Statement)
11.1*	Consent of Legal Counsel (included in Exhibit 12.1)
12.1*	Opinion of Clark Hill LLP
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Corporate Governance and Nominating Committee Charter

* Filed herewith.

˄ Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada, on August 7, 2026.

FIFTY 1 LABS, INC.

By:	/s/ Joel Gagnier
Joel Gagnier
Chief Executive Officer

Date: August 7, 2026

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert Clark, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A Offering Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel Gagnier	Chief Executive Officer, Secretary, and Chairman of the Board	August 7, 2026
Joel Gagnier

/s/ Brandon Spikes	President and Director	August 7, 2026
Brandon Spikes

/s/ Robert Clark	Chief Financial Officer and Director	August 7, 2026
Robert Clark

/s/ Curtis Young	Director	August 7, 2026
Curtis Young

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